UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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VEEVA SYSTEMS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
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NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
WHAT: 2021 Annual Meeting of Shareholders. We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Veeva Systems Inc., a public benefit corporation under the laws of the State of Delaware, for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) described here. This chart shows the items up for a vote at the Annual Meeting, how votes will be counted, and how management recommends you vote on each item.
Proposal		More Information	Board Recommendation	Broker Non- Votes	Abstentions	Votes Required for Approval
One	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2022 or until their successors are duly elected and qualified.	Page 1	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast; votes “for” exceed votes “against”
Two	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.	Page 32	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
Three	To hold an advisory (non-binding) vote to approve named executive officer compensation.	Page 46	FOR	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
Four	To hold an advisory (non-binding) vote on the frequency of future shareholder advisory votes to approve named executive officer compensation.	Page 47	THREE YEARS	Will have no effect on the outcome	Will have no effect on the outcome	Plurality of the voting power of votes cast
Five
To amend and restate our Restated Certificate of Incorporation to permit shareholders to call special meetings as specified in our amended and restated Bylaws, which would allow shareholders holding 25% or more of the voting power of our capital stock for at least one year to call special meetings.
		Page 51	FOR	Will count AGAINST	Will count AGAINST	Affirmative vote of (i) 66 2/3% of the voting power of our capital stock and (ii) majority of the Class B Common Stock, voting as a separate class
Six	To consider and vote upon a shareholder proposal, if properly presented, to enable shareholders holding 15% or more of our common stock to call special meetings.	Page 54	AGAINST	Will have no effect on the outcome	Will have no effect on the outcome	Majority of the votes duly cast
WHEN: Wednesday, June 23, 2021, 9:00 a.m. Pacific Time
WHERE: The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2021, where you will be able to listen to the meeting live, submit questions, and vote online.
WHO CAN VOTE: You can vote if you were a shareholder of record as of the close of business on April 30, 2021 (the “Record Date”).
Veeva Systems Inc. | 2021 Proxy Statement

HOW CAN I VOTE:
Shareholders of record can vote in any of these ways:
•	Internet: www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 22, 2021;
•	Telephone: 1-800-690-6903 until 11:59 p.m. Eastern Time on Tuesday, June 22, 2021;
•	Mail: Sign, date, and mail your proxy card (if you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct); or
•	Directly at the virtual Annual Meeting: Visit www.virtualshareholdermeeting.com/VEEV2021 and enter your 16-digit control number.
Beneficial Owners of Shares Held in Street Name
•	Please refer to the voting instructions provided to you by your broker, trustee, or other nominee that holds your shares.
ADDITIONAL VOTING-RELATED INFORMATION:
Adjournments and Postponements
Any action on the items of business described above may be considered at the virtual Annual Meeting or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Voting
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares over the Internet, by telephone, or by mail. Voting your shares in advance will not prevent you from participating in the Annual Meeting virtually, revoking your earlier submitted proxy, or voting your shares during the virtual Annual Meeting. For specific instructions on how to vote your shares, please see “Frequently Asked Questions and Answers” in the Proxy Statement.
On or about May 10, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been mailed to shareholders of record as of the Record Date. The Notice contains instructions on how to access our Proxy Statement and our fiscal 2021 Annual Report (together, the proxy materials). The Notice also provides instructions on how to vote and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.proxyvote.com.
As used in this Proxy Statement, the terms “Veeva,” “the Company,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.
By Order of the Board of Directors,

Josh Faddis SVP, General Counsel and Corporate Secretary May 10, 2021
An Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 23, 2021: The Notice, Proxy Statement, and 2021 Annual Report is available to shareholders at www.proxyvote.com.
Veeva Systems Inc. | 2021 Proxy Statement

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ii Veeva Systems Inc. | 2021 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS
We, the members of the Veeva Systems Inc. Board of Directors, open this Proxy Statement by asking for your voting support. We provide information in this section describing who we are; how we are selected, elected, and evaluated; how we are organized; how we govern and are governed; how we are paid; and how you can communicate with us.
Before we introduce ourselves, we want to highlight just a few of the unique leadership actions we took during the past year that we believe set us apart. Most recently, we asked your support to transition from a traditional Delaware corporation to a Public Benefit Corporation (“PBC”)—allowing us the legal flexibility to appropriately take into account and balance the interests of the stakeholders on whom our success depends, which we believe ultimately benefits shareholders. We were the first large public C corporation to propose this change, and we were pleased that 99% of voting shareholders voted in favor our PBC conversion.
At the same time as our PBC conversion but as a distinct proposal for shareholder vote, we proposed eliminating our classified Board structure. We also made the somewhat uncommon decision to declassify all at once—such that all directors would be immediately up for re-election at the 2021 annual meeting—rather than over a period of years. With our dual-class structure automatically sunsetting in 2023, our adoption of proxy access this year, and our proposal in this proxy statement to adopt a process for shareholders to call a special meeting, we believe we are well positioned as a governance leader across many fronts.
WHO WE ARE
Our Board may establish the authorized number of directors from time to time by resolution, and nine directors are currently authorized. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Our restated certificate of incorporation (“Certificate”) and amended and restated bylaws (“Bylaws”) that are currently in effect authorize only our Board to fill vacancies on our Board until the next annual meeting of shareholders.
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated eight individuals to be elected at the Annual Meeting, six of whom qualify as independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. Timothy C. Barabe is not standing for re-election following the expiration of his current term at the Annual Meeting. All of the nominees are presently directors of Veeva and have consented to being named in this Proxy Statement and to serving as directors if elected. You cannot vote for a greater number of persons than the eight director candidates, and the authorized number of directors has been set at eight as of immediately prior to the Annual Meeting.
Our Board unanimously recommends a vote “FOR” each of its nominees for director.
Veeva Systems Inc. | 2021 Proxy Statement 1

Who We Are
Board Nominees
Our Board reflects a diversity of experience and perspectives and has an appropriate balance of members who have supported Veeva from its beginning and who have joined more recently.
Average Director Age	Average Director Tenure	Board Diversity in Gender and/or Underrepresented Community
57.8 years	7.0 years	25%
Capability	Description	Director
Technical software expertise	Technical product expertise in the software and/or Saas industry, including expertise in product design/management, product development, technology infrastructure, and/or cybersecurity	4
Life sciences R&D expertise	Experience leading the research and development function of a life sciences company; experience managing the clinical trial process	2
Veeva-specific operational expertise	Deep knowledge and operational experience with Veeva’s business; deep knowledge of Veeva’s customers	2
Business executive expertise	Experience as CEO or other senior executive in a non-financial role at another public company	4
Business development expertise	Experience founding or growing new businesses; experience in venture capital, capital markets, or acquisitions	8
Financial expertise	Deep experience with financial statements and accounting; Audit Committee financial expert	2
Public company board experience	Experience as a director of another public company	6
Governance, risk, and compliance expertise	Operational responsibility or board oversight of governance, risk, or compliance at another public company	6
We next describe individual biographical and qualification information about each nominee. There are no family relationships among any of our directors or executive officers.
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Who We Are
Mark Carges Age: 59 Director since 2017 Independent Director Committees Audit Compensation
Qualifications
• Enterprise and internet software expertise
• Senior technology leadership
• Information and cybersecurity experience

Career Experience
• 2017–present: Senior Advisor, Generation Investment Management, an investment management firm focused on sustainable companies
• 2008–2014: Various executive roles, including most recently Chief
Technology Officer, at eBay Inc., an e-commerce company
• 1996–2008: Various senior technology leadership roles, including most recently EVP, Products and General Manager of the Business
Interaction Division, at BEA Systems, Inc., a provider of enterprise application infrastructure software, acquired by Oracle Corporation

Selected Board Experience
• Splunk Inc. (2014–present) (Public)
• Magnet Systems, Inc. (2012–present)
• Phase One A/S (2019–present)
• SteelSeries, Inc. (2020–present)

Education
• Bachelor of Arts, Computer Science, University of California at Berkeley
• Master of Science, New York University

Veeva Systems Inc. | 2021 Proxy Statement 3

Who We Are
Paul E. Chamberlain Age: 57 Director since 2015 Independent Director Financial Expert Committees Audit
Qualifications
• Experience working with technology and high growth companies
• Leadership experience
• Financial expertise

Career Experience
• 2015–present: President, PEC Ventures, a strategic and financial advisory firm
• 2018–present: Visiting Professor, Princeton University and Adjunct Lecturer, Santa Clara University
• 1990–2015: Various roles, including most recently Managing Director and Co-Head of Global Technology Banking, Morgan Stanley, an investment bank

Selected Board Experience
• ServiceNow, Inc. (2016–present) (Public)
• TriNet Group, Inc. (2015–present) (Public)
• JobTrain, a non-profit vocational and life skills training organization in Menlo Park, California (2003–2014); Chair of its Strategic Advisory Committee (2015–present)

Education
• Bachelor of Arts, History, magna cum laude, Princeton University
• Master of Business Administration, Harvard Business School

4 Veeva Systems Inc. | 2021 Proxy Statement

Who We Are
Ronald E.F. Codd Age: 65 Director since 2012 Independent Director Financial Expert Committees Audit (Chair) Compensation
Qualifications
• Leadership experience within the software industry
• Financial expertise

Career Experience
• 2002–present: Independent business consultant
• 1999–2002: President and CEO, Momentum Business Applications,
Inc., an enterprise software company
• 1991–1998: Senior Vice President of Finance and Administration and
CFO, PeopleSoft, Inc., a provider of enterprise application software

Selected Board Experience
• FireEye, Inc. (2012–present) (Public)
• ServiceNow, Inc. (2012–2019) (Public)
• Rocket Fuel Inc. (2012–2017) (Public), acquired by Sizmek Inc. in 2017
• DemandTec, Inc. (2007–2012), acquired by IBM in 2012

Education
• Bachelor of Science, Accounting, University of California, Berkeley
• Master of Management, Finance and Management Information Systems,
Kellogg Graduate School of Management, Northwestern University

Veeva Systems Inc. | 2021 Proxy Statement 5

Who We Are
Peter P. Gassner Age: 56 Director since 2007 Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and CEO
• Software and platform technologist
• Expertise within the software industry

Career Experience
• 2007–present: Co-founder and CEO, Veeva Systems Inc.
• 2003–2005: Senior Vice President of Technology, salesforce.com, inc., a provider of enterprise cloud computing solutions
• 1995–2003: Chief Architect and General Manager, PeopleSoft, a provider of enterprise application software
• 1989–1994: Staff Developer, International Business Machines Corporation, a multinational technology company and computer manufacturer

Selected Board Experience
• Zoom Video Communications, Inc. (2015–present) (Public)
• Guidewire Software, Inc. (2015–2019) (Public)

Education
• Bachelor of Science, Computer Science, Oregon State University

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Who We Are
Mary Lynne Hedley Age: 58 Director since 2019 Independent Director Committees Nominating and Governance (Chair)
Qualifications
• Founder of multiple life sciences companies
• Scientist and Executive with extensive experience in the discovery and development of new medicines, including the clinical trial process

Career Experience
• 2021–present: Senior fellow and strategic advisor, The Broad Institute of Harvard and MIT, a biomedical research organization
• 2010–2020: Co-founder, President, and Chief Operating Officer of TESARO, Inc., an oncology-focused pharmaceutical company, acquired by GlaxoSmithKline plc in 2019
• 2009–2010: EVP of Operations and Chief Scientific Officer, Abraxis BioScience, Inc., a biotechnology company, acquired by Celgene Corporation in 2010
• 2008–2009: EVP, Eisai Corporation of North America, a global pharmaceutical company
• 2004–2008: EVP and Chief Scientific Officer, MGI PHARMA, Inc., an oncology focused biopharmaceutical company, acquired by Eisai Co. Ltd. in 2008
• 1996–2004: Co-founder, President and CEO of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004

Selected Board Experience
• Helsinn Healthcare SA (2021–present)
• Centessa Pharmaceuticals Limited (2021–present)
• Millendo Therapeutics, Inc. (2017–2021) (Public)
• TESARO (2010–2019) (Public)
• bluebird bio, Inc. (2017–2019) (Public)
• Receptos, Inc. (2014–2015), acquired by Celgene Corp. in 2015

Education
• Bachelor of Science, Microbiology, Purdue University
• Doctor of Philosophy, Immunology, University of Texas, Southwestern Medical Center
• Two postdoctoral fellowships, Harvard University

Veeva Systems Inc. | 2021 Proxy Statement 7

Who We Are
Gordon Ritter Age: 56 Director since 2008 Chairman of the Board Independent Director Committees Compensation (Chair)
Qualifications
• Business experience in the software and web services industries
• Expertise in venture capital, including as an investor and director for numerous private companies
• Deep knowledge of Veeva as an early investor

Career Experience
• 2002–present: General Partner, Emergence Capital Partners, a venture capital firm founded by Mr. Ritter
• 2000–2001: Co-founder and CEO, Software As Service, Inc., a web services platform company
• 1999–2000: Vice President, Global Small Business division, IBM
• 1995–1999: Co-founder and President, Whistle Communications, Inc., an internet appliance and services platform, which was acquired by IBM
• 1990–1995: Co-founder and President, Tribe, Inc., a networking infrastructure company
• 1986–1990: Vice President of Capital Markets, Credit Suisse First Boston Inc., an investment bank

Selected Board Experience
• Serves on the boards of directors of numerous private technology companies

Education
• Bachelor of Arts, Economics, Princeton University

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Who We Are
Paul Sekhri Age: 63 Director since 2014 Independent Director Committees Nominating and Governance
Qualifications
• Executive, board member, and investor experience in the life sciences industry
• Leadership experience and technical knowledge of life science companies

Career Experience
• 2019–present: President and CEO, eGenesis, Inc., a biotechnology company focused on transplantation
• 2015–2019: President and CEO, Lycera Corp., a biopharmaceutical company focused on autoimmune diseases
• 2016–2017: Operating Partner, Highline Therapeutics, a biotech incubator launched by Versant Ventures
• 2014–2015: SVP, Integrated Care at Sanofi S.A., a multinational pharmaceutical company
• 2013–2014: Group EVP, Global Business Development and Chief Strategy Officer, Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company
• 2009–2013: Operating Partner and Head, Biotech Ops Group at TPG Biotech, part of the global private investment firm TPG Capital
• 2004–2009: President and CEO, Cerimon Pharmaceuticals, Inc., a pharmaceutical company

Selected Board Experience
• BiomX, Inc. (2020–present) (Public)
• Ipsen S.A. (2018–present) (Public)
• Compugen Ltd. (2017–present) (Public)
• Alpine Immune Sciences, Inc. (2017–2020) (Public)
• Pharming Group N.V. (2015–present) (Public)

Education
• Bachelor of Science, Zoology, University of Maryland
• Post-graduate studies, clinical anatomy and neuroscience, University of Maryland, School of Medicine

Veeva Systems Inc. | 2021 Proxy Statement 9

Who We Are
Matthew J. Wallach Age: 48 Director since 2020 Committees None
Qualifications
• Deep knowledge of Veeva as co-founder and former president
• Experience as an executive and business leader in the life sciences technology industry

Career Experience
• 2007–2019: Co-founder and President, Veeva Systems Inc.
• 2005–2007: Chief Marketing Officer, Health Market Science, Inc., a supplier of healthcare data solutions
• 2004: Vice President of Marketing and Product Management, IntelliChem, Inc., a provider of scientific content management solutions
• 1998–2003: General Manager, Pharmaceuticals & Biotechnology division, Siebel Systems, Inc., a customer relationship management software company

Selected Board Experience
• HealthVerity, Inc. (2016–present)

Education
• Bachelor of Arts, Economics, Yale University
• Master of Business Administration, Harvard Business School

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How We Are Selected, Elected, and Evaluated
Considerations in Evaluating Director Nominees and Board Diversity
Our Nominating and Governance Committee reviews on at least an annual basis, the composition of the Board, including character, judgment, diversity, independence, expertise, corporate experience, length of service, other commitments, and the like. Our Nominating and Governance Committee considers all aspects of each candidate’s qualifications and skills in the context of the needs of Veeva with a view toward creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, geography, and areas of expertise. Accordingly, as set forth in our Corporate Governance Guidelines, when evaluating candidates for nomination as new directors, our Nominating and Governance Committee will consider a set of candidates that includes candidates of different genders.
Diversity is important to us, and we have always had diversity within our management team and across the company. We have had female representation on our Board for much of our history (i.e., from our inception in January 2007 until July 2014 and most recently from August 2019 to present). Our CEO and other Board members have targeted and interviewed several qualified female candidates while identifying and recruiting director candidates in keeping with our qualified diverse candidate pool policy.
Board and Committee Evaluations
Pursuant to its charter, the Nominating and Governance Committee oversees the self-evaluation of the Board, and since 2015, we have engaged a third party to conduct interviews with each director regarding, among other things, Board and Board committee membership, structure, performance, and areas for improvement. These meetings take place during the summer and are reported on during the first cycle of Board meetings in the fall. The purpose of the evaluation is to assess the Board as a whole, and we believe that this process allows Board members to:
•	Gain a better understanding of what it means to be an effective Board, including identifying strategies to enhance Board performance;
•	Evaluate overall Board composition;
•	Assess Board and committee roles and responsibilities;
•	Provide anonymous feedback on peers;
•	Clarify the expectations that directors have of themselves and of each other;
•	Foster effective communications among directors and between the Board and management;
•	Identify and discuss areas for potential improvement; and
•	Identify Board goals and objectives for the coming year.
Following the interviews, the results are discussed with the Nominating and Governance Committee, the Chairman of the Board, and, where relevant, with management, and presented to and discussed with the full Board during executive session. Where appropriate, further action is taken consistent with these Board discussions.
Director On-Boarding and Continuing Education
Upon joining our Board, directors are provided with an orientation about us, which includes introductions to members of our senior management and information about our operations, performance, strategic plans, and corporate governance practices.
Our Board believes that our shareholders are best served by a Board comprised of individuals who are up to date on corporate governance and other matters relevant to board service. To encourage those efforts,
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How We Are Selected, Elected, and Evaluated
our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development on topics that they deem relevant given their individual backgrounds and committee assignments on our Board. Our directors are encouraged and provided with opportunities to attend educational sessions on subjects that would assist them in discharging their duties. Pursuant to the Director Education Policy, we will reimburse directors up to $12,000 each fiscal year to pursue education and development. In addition and in order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business, our competitors, and corporate governance and regulatory issues.
Shareholder Recommendations for Nominations to the Board; Proxy Access
Our Nominating and Governance Committee has adopted Policies and Procedures for Director Candidates. Shareholder recommendations for candidates to our Board must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination must be directed in writing to our principal executive offices, Attention: Corporate Secretary; and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years, and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for membership on the Board, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.
In addition, we recently adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) that has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2022 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which generally must be received not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
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How We Are Organized
Board Leadership Structure
Pursuant to our Corporate Governance Guidelines, our Board may separate or combine the roles of the Chairman of the Board and CEO when and if it deems it advisable and in our best interests and in the best interests of our shareholders to do so. We currently separate the roles of Chairman and CEO. Our Board is currently chaired by Mr. Ritter. Separating the roles of CEO and Chairman allows our CEO to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing independent advice to, and oversight of, management. Our Board believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time, and the Board will periodically consider the Board’s leadership structure. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Guidelines are posted on our website.
Director Independence
Our Class A common stock is listed on the NYSE. The listing standards of the NYSE generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has determined that none of our directors, who are not employees or former employees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE. Members of our Board and Board committees, who are not employees or former employees, hold separate executive sessions at every quarterly Board or Board committee meeting where only such directors are present.
Board Committees
Our Board has three standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. Our Board and its committees conduct scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time, as appropriate. Our Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each member of each committee of our Board qualifies as an independent director in accordance with NYSE listing standards.
Audit Committee
Our Audit Committee assists our Board in its oversight of the quality and integrity of our reported financial statements, our compliance with legal and regulatory requirements, our accounting and financial management processes and the effectiveness of our internal controls over financial reporting, our enterprise risk management and compliance programs, the quality and integrity of the annual audit of our financial statements, and the performance of our internal audit function. In addition, our Audit Committee discusses, at least annually, our cybersecurity and other information technology risks, controls, and procedures and receives periodic updates from our management on the same. Our Audit Committee also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential,
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How We Are Organized
anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and NYSE listing standards.
The members of our Audit Committee are independent, non-employee members of our Board and qualify as independent under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and related NYSE listing standards, as determined by our Board. Each member can read and understand fundamental financial statements. Our Board has determined that Messrs. Chamberlain and Codd qualify as audit committee financial experts within the meaning of regulations of the Securities and Exchange Commission (the “SEC”) and meet the financial sophistication requirements of the NYSE. The designation does not impose on them any duties, obligations, or liabilities that are greater than are generally imposed on any other member of our Board.
Compensation Committee
The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to executive compensation policies and programs, including reviewing, evaluating, recommending, and approving executive officer compensation arrangements, plans, policies, and programs. Among other things, specific responsibilities of our Compensation Committee include evaluating the performance of our Chief Executive Officer and determining our Chief Executive Officer’s compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In addition, our Compensation Committee administers our equity-based compensation plans, including granting equity awards and approving modifications of such awards. Our Compensation Committee also reviews and approves various other compensation policies and matters and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards. Our Chief Executive Officer, Chief Financial Officer, Chief People Officer, and General Counsel assist our Compensation Committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation.
Our Compensation Committee has delegated to the non-executive equity committee, consisting of our Chief Executive Officer, the authority to approve routine equity award grants to newly hired employees who are not direct reports of our Chief Executive Officer, as well as promotional and refresh equity award grants to employees who are not direct reports of our Chief Executive Officer, all within certain share parameters established and reviewed from time to time by the Compensation Committee.
During fiscal 2021, our Compensation Committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers and directors and how our compensation practices compared to the compensation practices of our peer companies. Compensia reports directly to the Compensation Committee. Compensia does not provide any services to us other than the services provided to the Compensation Committee. Our Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC rules or NYSE listing standards.
The members of our Compensation Committee are “non-employee” directors under Rule 16b-3 of the Exchange Act, “outside directors” under applicable tax rules, and qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards, as determined by our Board.
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How We Are Organized
Nominating and Governance Committee
The Nominating and Governance Committee oversees the nomination of directors, including, among other things, identifying, considering, and nominating candidates to our Board. Our Nominating and Governance Committee also recommends corporate governance guidelines and policies and advises the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and the Board’s committee. In addition, it oversees the annual evaluation of our Board and individual directors and advises the Board on matters that may involve members of the Board or our executive officers and that may involve a conflict of interest or taking of a corporate opportunity. Our Nominating and Governance Committee also evaluates potential candidates for our Board on an ongoing basis.
The members of our Nominating and Governance Committee are non-employee members of our Board and are independent under the listing standards of the NYSE applicable to Nominating and Governance Committee members.
Compensation Committee Interlocks and Insider Participation
During fiscal 2021, our Compensation Committee consisted of Messrs. Carges, Codd, and Ritter. None of our executive officers serves, or served during fiscal 2021, as a member of the Board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.
Veeva Systems Inc. | 2021 Proxy Statement 15

How We Govern and Are Governed
Overview of Our Corporate Governance Program and Recent Actions
The highlights of our corporate governance program are as follows:
•	Majority independent Board
•	Completely independent committees
•	Separate Chairman and CEO positions
•	Annual director elections, with majority voting and removal with or without cause
•	Proxy access for director nominations
•	Majority of Audit Committee members are “financial experts”
•	Independent directors meet without management present
•	Annual Board evaluation (led by third party)
•	Members of management other than executive officers regularly attend and present at Board meetings
•	Qualified diverse candidate pool policy in our Corporate Governance Guidelines
•	Automatic sunset of our dual-class structure in October 2023
•	Code of Conduct applicable to directors and executive officers
•	Corporate Citizenship statement posted to our website
•	Anti-hedging and pledging policies in our Insider Trading Policy
•	Our 10b5-1 trading plan guidelines follow best practices
•	Stock ownership guidelines for directors and executive officers
•	Change in circumstances with director resignation policy in our Corporate Governance Guidelines
•	Annual review of committee charters and corporate governance policies
•	Board continuing education program
We regularly review our current corporate governance practices against best practices and peer benchmarks. The following are the most recent actions we have taken to improve our corporate governance program:
•
In 2021, we were the first public company to convert to a Delaware PBC after an overwhelming shareholder vote in favor. At the same time, we de-classified our Board all at once effective at the 2021 Annual Meeting rather than take a staggered approach. In addition, in 2021, we adopted proxy access for director nominations and are proposing changes to our charter documents to permit shareholders to call special meetings.

•
In late 2020 and in connection with our proposed conversion to a PBC, members of our Board had numerous engagement meetings with individual shareholders to discuss our contemplated conversion. We proactively sought to arrange meetings with our top twenty holders of Class A shares and had conversations with each shareholder that agreed to meet. We also accepted meetings from a number of smaller shareholders who expressed an interest in discussing our potential conversion.

•
In 2019 and early 2020, we continued our shareholder engagement with investors to discuss environmental, social, and governance matters. We also added a female director to our Board in August 2019 when Mary Lynne Hedley was appointed.

•
In March 2019, we reviewed and made changes to our overall compensation program (for both executive officers and employees) with a view toward retention and shareholder alignment (see “Our Pay” for more details). We also adopted stock ownership guidelines for directors and executive officers.

•
In 2018, the Board adopted a qualified diverse candidate pool policy, which codifies the Board’s effort since 2014 to recruit female candidates for Board membership (see “Considerations in Evaluating Director Nominees and Board Diversity” for more details).

16 Veeva Systems Inc. | 2021 Proxy Statement

How We Govern and Are Governed
Board and Committee Meeting Attendance
Our Board met seven times during our fiscal year ended January 31, 2021 (“fiscal 2021”). No director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and the total number of committee meetings of which he or she was a member during fiscal 2021. It is our policy to invite and encourage our directors to attend our annual meetings of shareholders and have scheduled our Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate their attendance. Last year, all our directors attended our 2020 annual meeting of shareholders. The membership of each standing committee and number of meetings held during fiscal 2021 are identified in the table below.
Name	Audit	Compensation	Governance
Peter P. Gassner
Timothy C. Barabe	✔		✔
Mark Carges*		✔
Paul E. Chamberlain	✔
Ronald E.F. Codd	Chair	✔
Mary Lynne Hedley*			Chair
Gordon Ritter		Chair
Paul Sekhri			✔
Matthew J. Wallach
Number of meetings held during fiscal 2021	8	6	4
*	Mr. Carges joined the Audit Committee in March 2021, and Dr. Hedley joined the Nominating and Governance Committee in July 2020.
Corporate Governance Policies
Our Board has adopted a Code of Conduct that applies to all of our directors, employees, and officers, including our CEO, CFO, and other executive and senior financial officers. The full text of our Code of Conduct is posted on our website. Each committee of our Board has a written charter approved by our Board. Copies of each charter are also posted on our website. On an annual basis, our Board and its committees review our Corporate Governance Guidelines, the written charters for each of the Board’s committees, and our Code of Conduct against best practices and peer benchmarks. We will disclose any future amendments to, or waiver of, our Code of Conduct, on our website.
Board Oversight of Risk
One of the key functions of our Board is informed oversight of our risk management process. Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities. Our Board is responsible for assuring that an appropriate culture of risk management exists within Veeva, monitoring and assessing strategic risk exposure, and focusing on how we address specific risks, such as cybersecurity and technology risks, brand and reputation risks, strategic and competitive risks, operational risks, financial risks, and legal and compliance risks. Our executive officers are responsible for the day-to-day management of the material risks we face. On a regular basis, our Board administers its oversight function directly as well as through its various standing committees that address the risks inherent in their respective areas of oversight. For example, our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting, and auditing matters; our internal audit function; our enterprise risk management and compliance programs; and our cybersecurity and other information technology risks, controls, and procedures. Our Compensation Committee oversees the management of risks associated with our
Veeva Systems Inc. | 2021 Proxy Statement 17

How We Govern and Are Governed
compensation policies and programs. Our Nominating and Governance Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning.
Board’s Role in Human Capital Management
Our Board believes that human capital management is an important component of our continued growth and success. Our Board has regular involvement in talent attraction, retention, and development and succession planning, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for CEO succession planning and the Compensation Committee monitors management’s succession plans for other key executives. While the Board has approved an emergency succession plan for our CEO and certain key executives to prepare for unanticipated events, the Board believes that the establishment of a strong management team is the best way to prepare for an unanticipated executive departure.
In addition, members of our Board regularly engage with employees at all levels of the organization, including before the COVID-19 pandemic, through periodic visits to Veeva’s headquarters in Pleasanton, California and attendance at employee and customer events, to gain insight into a broad range of human capital management topics, including corporate culture, diversity, employee development, and compensation and benefits. Our Board and management consider employee feedback in evaluating employee programs and initiatives and benefits and in monitoring our current practices for potential areas of improvement.
In particular, our Compensation Committee administers and provides oversight of our cash- and equity-based compensation programs and reviews with management our major compensation-related risks, including as they relate to retention of our key executives and employees.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers, and 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2021, all Section 16(a) filing requirements were satisfied on a timely basis except that one Form 4, which reported one transaction, was delinquently filed on behalf of Mr. Faddis.
Certain Relationships and Related Party Transactions
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this Proxy Statement, the following is a description of each transaction since February 1, 2020 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeds or will exceed $120,000; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

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How We Govern and Are Governed
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Theodore Wallach, a brother of Matthew J. Wallach, a former executive offer and current director, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During fiscal 2021, Theodore Wallach had total cash and other compensation of approximately $315,000, approximately $125,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
Lisa Halsey, a sister-in-law of Timothy S. Cabral, our former Chief Financial Officer, has been employed by us since August 2015. Ms. Halsey serves as a director on our employee success team. During fiscal 2021, Ms. Halsey had total cash and other compensation of approximately $215,000, approximately $70,000 of which represents the aggregate grant date fair value of RSUs and options calculated in accordance with FASB ASC Topic No. 718.
The compensation level for each of Theodore Wallach and Ms. Halsey was comparable to the compensation paid to employees in similar positions that were not related to our executive officers. They also were eligible for equity awards on the same general terms and conditions as other employees in similar positions who were not related to our executive officers.
Indemnification Agreements
We have entered into indemnification agreements with our directors, executive officers, and other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers, and key employees to the fullest extent permitted by Delaware law, our Certificate, and our Bylaws against expenses incurred by that person because of his or her status as one of our directors, executive officers, or key employees. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding.
Policies and Procedures for Related Party Transactions
Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such person’s immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our Audit Committee for review, consideration, and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.
Veeva Systems Inc. | 2021 Proxy Statement 19

How We Are Paid
Non-Employee Director Compensation Plan
Each non-employee member of the Board receives an annual cash retainer of $50,000, paid in quarterly installments.
Non-employee members of the Board also receive grants of RSUs under our 2013 Equity Incentive Plan on the date of our annual meeting of shareholders. Such annual grants are valued on the date of grant and vest quarterly over one year. On the date of each annual meeting of shareholders, each non-employee director who is serving on the Board as of such date will be issued RSUs valued at $200,000 of our Class A common stock. In addition, the non-executive chairman or lead independent director will receive an additional issuance of RSUs valued at $50,000 of our Class A common stock.
Non-employee members of the Board’s committees are granted additional RSUs as follows.
•	Audit Committee
•	Members: RSUs valued at $25,000
•	Chair: RSUs valued at $50,000
•	Compensation Committee
•	Members: RSUs valued at $12,500
•	Chair: RSUs valued at $25,000
•	Nominating and Governance Committee
•	Members: RSUs valued at $5,000
•	Chair: RSUs valued at $12,500
New directors and new committee members will receive cash and equity compensation on a pro-rated basis to coincide with our annual director compensation period, which begins in the month of our annual meeting of shareholders.
We also have a policy of paying for regulatory filing fees related to ownership of Veeva stock and reimbursing directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Director Compensation
The following table sets forth information about the compensation of the non-employee members of our Board who served as a director during fiscal 2021. Other than as set forth in the table and described more fully below, during fiscal 2021, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our Board. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director and, therefore, is not included in the table below.
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)(4)	All Other Compensation	Total ($)
Timothy C. Barabe	50,000	237,530	—	287,530
Mark Carges	50,000	212,664	—	262,664
Paul E. Chamberlain	50,000	225,216	—	275,216
Ronald E.F. Codd	50,000	262,633	—	312,633
Mary Lynne Hedley	50,000	211,545	—	261,545
Gordon Ritter	50,000	275,185	45,000 (5)	370,185
Paul Sekhri	50,000	205,086	—	255,086
Matthew J. Wallach	50,000	300,065	—	350,065
(1)	Represents the annual cash retainers paid to each director.
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How We Are Paid
(2)
Represents the aggregate grant date fair value of RSUs granted to the director during fiscal 2021, computed in accordance with FASB ASC Topic No. 718. See note 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2021 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards.

(3)
As of January 31, 2021, the above-listed non-employee directors held outstanding options to purchase shares of our Class A common stock as follows: Mr. Barabe — 0; Mr. Carges — 0; Mr. Chamberlain — 0; Mr. Codd — 40,000; Dr. Hedley — 0; Mr. Ritter — 0; Mr. Sekhri — 20,000; and Mr. Wallach — 0. As of January 31, 2021, Mr. Codd also held an outstanding option to purchase 46,250 shares of Class B common stock which represents the unexercised and vested portion of an option granted in March 2012 under our 2012 Equity Incentive Plan for 312,500 shares of Class B common stock. As of January 31, 2021, Mr. Wallach held an outstanding option to purchase 100,000 shares of Class B common stock, which represents the unexercised and vested portion of an option granted on March 10, 2013 under our 2012 Equity Incentive Plan. Our Compensation Committee unanimously amended the original post-termination exercise period from three months post-termination to the earlier of (i) March 8, 2023 or (ii) the date on which the option pursuant to its original term would expire.

(4)
As of January 31, 2021, the above-listed non-employee directors held outstanding RSUs under which the following number of shares of our Class A common stock were issuable upon vesting: Mr. Barabe — 501; Mr. Carges — 449; Mr. Chamberlain — 475; Mr. Codd — 554; Dr. Hedley — 445; Mr. Ritter — 581; Mr. Sekhri — 433; and Mr. Wallach — 422.

(5)	This reflects regulatory filing fees related to Mr. Ritter’s ownership of Veeva stock.
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, each director must own Veeva stock with a value of three times the annual cash retainer for Board service. Our directors may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options and are required to achieve these ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such director’s election or appointment. All of our directors are in compliance with these guidelines as of April 30, 2021.
See “Our Pay—Compensation Discussion and Analysis—Other Compensation-Related Policies—Stock Ownership Guidelines” for information about the guidelines applicable to our executive officers.
Veeva Systems Inc. | 2021 Proxy Statement 21

HOW YOU CAN COMMUNICATE WITH US
Our Board, similar to our management, values regular input from shareholders and stakeholders. We, therefore, have several means by which we receive and seek that input. These include:
•	Shareholder participation in our annual meeting, both via voting and via the opportunity to ask questions or make comments;
•	Shareholder-director engagement, both initiated by us and by shareholders;
•
Shareholder participation in our regular earnings calls and during the many conferences and other events at which we offer shareholder dialogue, including our Investor and Analyst Day typically held in the fall;

•	Using of any of our compliance or hotline reporting functions;
•	Participating in any of the director education or similar governance events attended by our directors or executives; and
•	Writing to us either to the address of our physical headquarters or using our dedicated investor relations email address.
Shareholders and other interested parties wishing to communicate in writing with our Board or with an individual member of our Board may do so by mailing to the Board or to the particular member of the Board, care of the Corporate Secretary a letter to our principal executive offices, Attention: Corporate Secretary, Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588. The envelope should indicate that it contains a shareholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.
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Our Company
Overview
Veeva is the leading provider of industry cloud solutions for the global life sciences industry. We were founded in 2007 on the premise that industry-specific cloud solutions could best address the operating challenges and regulatory requirements of life sciences companies. Our solutions span cloud software, data, and business consulting and are designed to meet the unique needs of our customers and their most strategic business functions—from research and development (R&D) to commercialization. Our solutions help life sciences companies develop and bring products to market faster and more efficiently, market and sell more effectively, and maintain compliance with government regulations.
Fiscal 2021 Highlights
•	Total revenues for fiscal 2021 were $1.5 billion, an increase of 33% year-over-year, and subscription services revenues were $1.2 billion, an increase of 32% year-over-year.
•
Following an overwhelming majority vote, we were the largest-ever and first publicly traded company to become a PBC. As a PBC, Veeva’s legal charter now reflects our commitment to all stakeholders, including customers, employees, and shareholders. The move aligns with Veeva’s long-term mission to help life sciences companies in their crucial work to improve and extend life.

•	Customer success, product excellence, and the ability to unify clinical operations are also driving rapid growth in Veeva Development Cloud solutions.
•	We acted quickly at the beginning of the COVID-19 pandemic to introduce new capabilities, data, and programs to help customers quickly move to digital, including:
•
Veeva CRM Engage Meeting provided free of charge, to enable remote meetings between pharmaceutical reps and the doctors who depend on them for information on the latest research and treatments for their patients.

•	New Remote Monitoring capabilities in Veeva SiteVault Free to allow clinical trial monitors to remotely review and verify source documents, a process required to keep clinical trials on track.
•	Remote Sampling added to Veeva CRM Engage Meeting to allow pharmaceutical reps to compliantly fulfill drug sample requests online with physicians.
•	Telehealth Metrics new in the Crossix Data Platform to provide the industry greater understanding and insights into changing patient and physician engagement patterns.
•
We announced MyVeeva for Doctors and MyVeeva for Patients, our first applications for consumer use. MyVeeva for Doctors is a website and mobile application that gives healthcare professionals access to contacts, content, and services from across pharma companies and brands—all in a single place. By having quick and easy access to the information they need, doctors can better help their patients. MyVeeva for Patients is an application that helps patients to participate more easily in clinical trials. It currently allows patients to consent electronically to a trial and has planned future capabilities including collecting patient feedback, telehealth visits, trial protocol adherence, and real-time data collection.

•
We announced Veeva Data Cloud to bring much needed innovation and choice to the life sciences data market. Veeva Data Cloud provides longitudinal U.S. patient data for both retail and specialty distribution channels for commercial use cases such as launch planning, patient segmentation, commercial analytics, artificial intelligence, territory design, and targeting.

Veeva Systems Inc. | 2021 Proxy Statement 23

Our Company
Our Executive Officers
The following table provides information concerning our executive officers as of May 10, 2021.
Name	Age	Position(s)
Peter P. Gassner	56	Chief Executive Officer and Director
Thomas D. Schwenger	53	President and Chief Operating Officer
Brent Bowman	54	Chief Financial Officer
E. Nitsa Zuppas	51	Chief Marketing Officer
Alan V. Mateo	59	Executive Vice President, Global Sales
Jonathan “Josh” W. Faddis	49	Senior Vice President, General Counsel and Corporate Secretary
Frederic Lequient	52	Senior Vice President, Global Customer Services
Peter P. Gassner. See biographical information set forth under “Who We Are—Board Nominees.”
Thomas D. Schwenger has served as our President and Chief Operating Officer since September 2019. Prior to joining Veeva, Mr. Schwenger served in various roles at Accenture plc, a global management consulting and professional services firm (previously Andersen Consulting and Arthur Andersen & Co.), where he had served since 1989. At Accenture, Mr. Schwenger served most recently as Senior Managing Director, Northeast U.S. Products Industries Client Service Group Lead since 2016 and previously as Senior Managing Director, North America Life Sciences Client Service Group Lead since 2014. Mr. Schwenger earned a Bachelor of Science degree in Quantitative Business Analysis from Penn State University.
Brent Bowman has served as our Chief Financial Officer since September 2020. Prior to such appointment, Mr. Bowman served as our Executive Vice President, Finance, from June 2020 through August 2020. Prior to Veeva, Mr. Bowman served as Chief Financial Officer for [24]7.ai, where he served in such role since May 2018. From December 2015 to April 2018, Mr. Bowman served as Vice President, Finance for Intel Corporation. Between March 2010 and December 2015, Mr. Bowman held multiple executive roles with Altera Corporation, until it was acquired by Intel Corporation. From April 1994 to October 2010, Mr. Bowman held various roles with Sun Microsystems, Inc. Mr. Bowman began his career with Ernst & Young, in September 1989. Mr. Bowman received a Bachelor of Arts in Business Economics from the University of California, Santa Barbara. Mr. Bowman is also a licensed certified public accountant (“CPA”) in the State of California.
E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.
Alan V. Mateo has served as our Executive Vice President, Global Sales since April 2015. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent 11 years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was northeast sales director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.
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Our Company
Josh Faddis has served as our Senior Vice President since April 2016 and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University, magna cum laude, and a Juris Doctor degree from the Georgetown University Law Center.
Frederic Lequient has served as our Senior Vice President, Global Customer Services since February 2016. Prior to joining Veeva, Mr. Lequient served as Vice President, Customer Success at PubMatic, Inc., an advertising software platform company, from April 2015 to December 2015. From April 2014 to January 2015, Mr. Lequient served as Senior Vice President, Customer Success at FollowAnalytics, Inc., a provider of a mobile marketing automation and engagement platform. From April 2012 to April 2014, Mr. Lequient served as Group Vice President, Consulting at Oracle Corporation, an enterprise software company. From September 1999 to April 2012, Mr. Lequient served in various roles at Taleo, including as Vice President, Field Solutions and Business Development. Mr. Lequient earned a Bachelor of Engineering in Industrial Engineering from Université de Montréal - Ecole polytechnique de Montréal.
Veeva Systems Inc. | 2021 Proxy Statement 25

Our Company
Our Unique Employment Practices
Our current business operations and future growth depend on having a highly engaged workforce with a diverse set of skills and life experiences operating together with a common vision, values, and ways of working. To attract and retain our workforce we offer competitive compensation and benefits (including comprehensive health and mental health programs globally), but compensation and benefits are not everything. We have also adopted some unique practices that we believe differentiate Veeva.
•
Focus on vision and values. We are guided by a common vision—Building the Industry Cloud for Life Sciences—and set of core values: Do the Right Thing, Customer Success, Employee Success, and Speed. This statement of vision and values acts as our North Star for decision making and it is emphasized and engrained into our thinking. We begin every important meeting, including each meeting of our Board and all large employee meetings, by reviewing our vision and values. Our employees know and understand what we are trying to accomplish and the values that should guide how we get there.

•
Broad equity ownership. Many companies, as they mature, limit the issuance of company equity to an ever more narrow group of employees. We have done the opposite. In fiscal 2021, 97% of our employees were issued company equity. We believe this helps to create an ownership and team-first culture that motivates and rewards employees. We generally grant both restricted stock units (which have immediate value to employees at vesting) and stock options (which have value to employees only if we create value for our shareholders).

•
Work Anywhere. We have also adopted a “Work Anywhere” policy, which generally gives employees the flexibility to work in an office or at home on any given day, with certain job-specific restrictions. Under our policy, employees can also relocate to a place that better suits their individual or family needs if they wish. We believe that our Work Anywhere policy broadens our talent pool by giving employees the freedom to live where it makes the most sense for them, including in places without an office nearby. We also take steps to ensure that remote employees are not treated as second-class citizens and have all of the same opportunities for impact, contribution and career advancement as employees who work at headquarters.

•
1% Veeva giving program. Our support for charitable causes is entirely employee driven because we think giving is personal and should be directed by the individual. With our 1% Veeva giving program, each employee receives an amount equivalent to 1% of their base salary annually to direct to the non-profit(s) of his or her choice. There is no required employee match. Employees simply make a choice. We never dictate favored corporate causes or ask employees to donate to specific non-profits.

•
No non-competes. Employee non-compete agreements are bad for employees, bad for innovation, and bad for the economy. We do not require any of our employees anywhere in the world to enter into non-compete agreements, and we have taken legal action to prevent the abusive use of non-compete agreements to restrict employees from working where they choose.

While we experience intense competition for talent, we believe we have been effective in attracting talented employees and our rate of voluntary attrition has been comparatively low historically. We believe the employment practices listed above are, in part, responsible for our success in attracting and retaining great employees, and in fiscal 2021, we increased our employee headcount by 1,005.
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Our Company
Our Workforce Diversity
Diversity is important to us, and we believe diversity comes in many forms. Our Chief Diversity Officer provides strategic leadership and focus towards Veeva’s commitment to fostering a diverse and inclusive workplace. As of January 31, 2021, 42% of our global employee population identified as female and 38% of our managers identified as female. This data uses traditional gender categories of male and female to align with U.S. government reporting requirements. We respect that gender is not binary and this statistic does not reflect our position on gender. The data we collect from our U.S. employees to submit to the Equal Opportunity Employment Commission indicates that, as of December 31, 2020, approximately 38% of our U.S. workforce self-identified as members of underrepresented racial or ethnic groups.
Our Conversion to a PBC
On February 1, 2021, after overwhelming approval by our voting shareholders, we became the first public company to convert to a Delaware PBC. A PBC is a for-profit company operating under subchapter XV of the General Corporation Law of the State of Delaware (i) that has adopted a public benefit purpose intended to provide benefits beyond just shareholder financial returns, and (ii) whose directors have a fiduciary duty to balance the financial interests of shareholders, the best interests of other stakeholders materially affected by the company’s conduct (which we believe includes customers, employees, partners, and the communities in which we operate), and the pursuit of the company’s public benefit purpose. Our public benefit purpose, as reflected in our certificate of incorporation, is “to provide products and services that are intended to help make the industries we serve more productive, and to create high-quality employment opportunities in the communities in which we operate.” We believe that operating as a PBC reflects our core values—Do the Right Thing, Customer Success, Employee Success, and Speed—and helps us maintain alignment with the principal industry we serve, life sciences, and its broad goal to improve health and extend lives. We also consider employees one of our key stakeholder groups whose interest we have committed to take into account in our decision making. We believe our PBC purpose and commitment to consider the interests of employee stakeholders will enhance our relationships with valuable employees and job candidates, thus enabling us to better support our customers and drive results for investors.
Our Board is responsible for setting the objectives and standards by which we will measure and report performance against our PBC purpose. We plan to publish a PBC report annually.
Our Approach to Environmental Sustainability
We are committed to environmental stewardship through our business practices and continually seek ways to lessen our environmental impact. In 2014, we made a strategic investment of more than $24 million to purchase our headquarters building, allowing us to implement a number of sustainability programs not possible in a leased facility, including a solar power array and lighting and water efficiency. Over time, we expect to expand these programs at our headquarters and in our other locations throughout the world. We also expect our vendors to maintain sustainable practices. Our two main computing infrastructure providers—Salesforce and Amazon Web Services—have made commitments to environmental sustainability initiatives.
Our Approach to Internal Audit
The primary focus of our internal audit function is to ensure the integrity, energy, and competence of our leadership team. We recognize that this is a non-traditional approach to internal audit—one that is not easily quantified—and involves dialog and judgment to a greater degree than traditional internal audits. We take this approach based on the view that the root cause of any number of enterprise risks is a failure in one of these areas.
Veeva Systems Inc. | 2021 Proxy Statement 27

Our Company
Our Security and Privacy Programs
Data privacy and data security are part of our corporate DNA. We know that customers have put their trust in us, and we take that very seriously. Our solutions involve the storage and transmission of our customers’ proprietary information, personal information of medical professionals, personal information of patients and clinical trial participants, and other sensitive information. Our ability to maintain the confidentiality, integrity, and availability of our customers’ data is critical to our success. Our Chief Information Officer (“CIO”) & Head of Operations, a member of our executive leadership team, is responsible for the day-to-day cybersecurity and technology risk management. Veeva’s Chief Information Security Officer (“CISO”), who reports to the CIO, oversees our security team.
Veeva maintains a comprehensive Information Security Management System (“ISMS”) to ensure the confidentiality, integrity, and availability of customer data, corporate data (such as intellectual property or source code), employee data, and our systems. Our ISMS is founded on the following industry-leading and regulatory standards:
•	ISO 9001:2015 – Quality Management Systems
•	ISO/IEC 27001:2013 – Information Security Management
•	SOC2 Type II – System and Organization Controls
•	SEI Capability Maturity Model Integration (v1.3)
•	IT Infrastructure Library (ITIL) version 3
•	ICH Q9 – Quality Risk Management
Veeva has achieved ISO (International Organization for Standardization) 27001 certification for our ISMS, which is managed by our CISO to ensure security controls conform to established standards across both product and infrastructure components. As a data processor, we are also the custodian of customer information that can be both confidential and sensitive. We are also certified to ISO 27018 for privacy controls.
Critical elements of our ISMS include:
•
Operational measures to monitor and respond to data breaches and cyber attacks. We have application, database, network, and resource monitoring in place to identify any vulnerabilities and protect our applications. Our personnel are trained to immediately report any security incident and any such incident is handled in accordance with our Security Incident Management Policy. We provide a trust site that displays upcoming maintenance downtimes, any data center incident, or any security communications.

•
Vulnerability and penetration testing. Our solutions undergo internal vulnerability testing prior to release. We have built our own internal penetration testing systems and we conduct vulnerability assessments on our software using automated and manual methods, at least annually. In addition, our customer service agreements commit us to commission annual vulnerability and penetration testing of our systems by industry-recognized, third-party security specialists, including those required by ISO and by the Health Insurance Portability and Accountability Act (HIPAA) Security Standards Compliance Assessment. We also obtain independent third-party audit opinions related to security and availability annually, such as SOC2, Type II reports and ISO 27001 attestation reports.

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Our Company
•
Training. We require role-based security and security awareness training. All employees receive annual training on our Code of Conduct, which establishes our commitment to protecting the confidential, proprietary, and private information of our customers and partners. In addition, all new hires and contractors must undergo information security awareness training. Subsequent security awareness training is required biennially for all active employees and contractors. Employees in certain roles (e.g., customer support representatives, developers, and hiring managers) receive further and more extensive data security training annually.

•
Disaster Recovery and Business Continuity. Our solutions are designed to avoid single points of failure to reduce the chance of business disruption. We maintain formally documented recovery processes that may be activated in the event of a significant business disruption for both our corporate IT infrastructure and the production infrastructure that processes Veeva customer data. We conduct testing, at least annually, to verify the validity of the recovery processes and provide reports on the test results for production infrastructure that processes Veeva customer data to customers via access to a customer portal.

Through our Supplier Management Program, we maintain procedures that specify requirements for the assessment of all vendors, suppliers, and contractors who provide services that may impact our product and process quality. These procedures ensure that there is an appropriate level of oversight of our vendors’ quality systems. We perform initial audits and then periodic audits on our suppliers and partners to ensure products and services conform to Veeva established quality standards.
We have implemented several programs to ensure a culture of risk management. For example, we have a Security Points of Contact Program, which embeds our security experts into product development teams. In addition, a Security Council, sponsored by the CEO and chaired by the CISO, meets at least quarterly to discuss the security program, security incidents, and ongoing program objectives. The council is comprised of senior leaders in product development, operations, security, and quality and ensures that security remains a top priority across the enterprise.
We also maintain a global privacy program aligned to applicable laws such as the California Consumer Privacy Act (“CCPA”), the California Privacy Rights Act (“CPRA”), the European Union’s General Data Protection Regulation (“GDPR”), and the U.S. Health Insurance Portability and Accountability Act (“HIPAA”). We have a Chief Privacy Officer, who collaborates with our CISO and business and product leaders throughout our organization. Our Chief Privacy Officer has global responsibility for our privacy program. We also have an EU Data Protection Officer, EU Data Protection Counsel, and a HIPAA Privacy Officer as well as regional privacy champions. Our privacy council meets regularly to track initiatives and minimize privacy risks.
Veeva maintains an active EU-U.S. Privacy Shield certification and a Swiss-U.S. Privacy Shield certification; however, we currently rely on the EU Standard Contractual Clauses as our alternative legal data transfer mechanism. Veeva is also registered as a data broker as required by the California Attorney General.
We provide transparency in our solutions and services, including how they process personal data and how individuals can exercise their rights regarding the control of their data including access, rectification, and deletion. For example, we honor all legal rights to data deletion, and we provide a mechanism via our website where individuals can exercise their deletion rights. In addition, customers using our solutions can delete data at any time through built-in functionality. We embed privacy and security by design into new and existing products and features through impact assessment and controls. We engage external independent auditors at least annually to maintain our ISO 27018 for privacy controls.
We have a data privacy policy that describes our data privacy program and includes a commitment to require customers, partners, and sub-processors who have access to data collected or processed by us to comply with our policy; clear terms involving the collection, use, sharing and retention of user data
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Our Company
including data transferred to third parties; a process by which we collect and process user data that is limited to the stated purpose; and a process by which we obtain user data through lawful and transparent means, with explicit consent of the data subject where required; and a commitment to notify customers and data subjects in a timely manner in case of policy changes or data breach. We ensure that all employees and contractors engaged in the processing of personal data are informed of our privacy practices and have received appropriate training on their responsibilities. For more information about our privacy practices, please visit veeva.com/privacy.
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Our Company
Audit Committee Report
The information contained in the following report of Veeva’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board of Directors. Our Audit Committee oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our Audit Committee is responsible for reviewing our disclosure controls and processes and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results, discusses critical audit matters and related disclosures with our independent registered public accounting firm, and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Material related party transactions will be approved by our Audit Committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the Audit Committee can be found in Veeva’s Audit Committee charter, published on the Investors portion of Veeva’s website at ir.veeva.com.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
Review of Audited Financial Statements for the Fiscal Year Ended January 31, 2021
The Audit Committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the fiscal year ended January 31, 2021. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and Audit Committee.
The Audit Committee has received and reviewed the written disclosures from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from us.
Based on the activities, reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the fiscal year ended January 31, 2021 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors:
Ronald E. F. Codd (Chair)
Timothy Barabe
Mark Carges
Paul Chamberlain
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Our Company
Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Board unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.
Our Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending January 31, 2022. KPMG has audited our financial statements since the fiscal year ended January 31, 2010.
Notwithstanding its selection and even if our shareholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of Veeva and its shareholders. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2022. Our Audit Committee is submitting the selection of KPMG to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from shareholders.
If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.
Principal Accounting Fees and Services
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG for the fiscal years ended January 31, 2021 and 2020:
	2021	2020
Audit Fees (1)	$ 2,762,000	$ 2,860,900
Total Fees	$2,762,000	$2,860,900
(1)
Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG.

Pre-Approval of Audit and Non-Audit Services
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of KPMG. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time-urgent basis) generally pre-approves all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services, and other services.
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OUR PAY
Compensation Discussion and Analysis
This Compensation Discussion and Analysis explains our compensation philosophy, policies, and practices for the following individuals, who are our “named executive officers” or “NEOs” for fiscal 2021.
Name	Position
Peter P. Gassner	Chief Executive Officer
Brent Bowman	Chief Financial Officer
Timothy S. Cabral	Former Chief Financial Officer
Frederic Lequient	Senior Vice President, Global Customer Services
Alan V. Mateo	Executive Vice President, Global Sales
E. Nitsa Zuppas	Chief Marketing Officer
More detailed information about the compensation provided to our NEOs is set forth in the Summary Compensation Table and other tables that follow this section, including the accompanying footnotes and narratives relating to those tables.
Executive Summary
In fiscal 2020, the Compensation Committee determined to transition from the executive compensation program developed at the time of our initial public offering (“IPO”) to a new program that provides for annual grants of equity awards and did not make any changes to or deviations from that program for fiscal 2021. As further detailed in the table below, three primary components made up our executive compensation program in fiscal 2021: base salary, short-term equity incentives (a “stock bonus”) in the form of an annual restricted stock unit (“RSU”) grant, and long-term equity incentives in the form of annual grants of stock options.
Compensation Element	Description	Purpose
Base Salary	• All executive officers make the same base salary, which for fiscal 2021 was $350,000	• Compensate for services rendered on a day-to- day basis and to provide sufficient fixed cash compensation to allow executive officers to fund their personal and household expenses
“Stock Bonus”
• A short-term incentive program (a “stock
bonus”) utilizing RSUs rather than cash
• Stock bonuses are designed to ensure that the
executive officer will have RSUs vesting during
each fiscal year that achieve a value based on a
percentage of base salary
• Target stock bonuses range from 125% to 300%
of base salary, with the specific percentage
determined with respect to the executive
officer’s role within the company
• To achieve the desired target stock bonus level,
executive officers receive a new RSU grant each
year that vest quarterly over a one-year period
• All executive officers have transitioned to this
program

• Rewards annual performance
• Drives company-wide and individual performance
• Effective retention tool because unvested
awards are forfeited
• Allows a holder, whose cash needs may, at a
given time, exceed our cash compensation, to
monetize their stock holdings to meet those
needs, while still aligning their interests with
those of our shareholders

Long-Term Equity Incentives
• Annual award of stock options for Class A common
stock based on an “option factor” multiplier applied
to the number of RSUs granted as the stock bonus
in the same year (i.e., number of RSUs granted for
annual stock bonus X option factor = number of
stock options)
• Option factors range from 4.0 to 6.0 depending on
executive officer’s role
• Stock options are granted annually and vest
annually over four years
• All executive officers have transitioned to this
program

• Inherently performance-based because the holder
benefits only if our stock price increases following
the grant date, aligning the option holder’s interest
closely with those of our shareholders
• Emphasizes an ownership culture and rewards
our executives for growing our business
• Encourages executive officers to achieve multi-
year strategic objectives
• Effective retention tool because unvested awards
are forfeited

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Our Pay
Consistent with the program described above, in fiscal 2021, all of our NEOs were paid identical annual base salaries, none received short-term cash incentive bonuses, and all of our NEOs except for our CEO received new equity awards in fiscal 2021.
Our Board and Compensation Committee believe this program is effective at incentivizing and retaining our senior executives and closely aligning the interests of our senior management team with those of our shareholders.
A program to compensate, retain, and incentivize our CEO through our fiscal year ending January 31, 2025 was put in place by our Compensation Committee in 2018, comprised largely of stock options vesting from March 2020 to February 2025. That program is detailed below under “Principal Elements of Compensation—Equity Awards—CEO Equity Compensation” and has not changed.
Executive Compensation Philosophy, Objectives, and Components
We operate in the software and technology industry and face a highly competitive environment for top-level executive talent. To accomplish our business and growth objectives, we must be able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. To that end, the principal objectives and philosophy of our executive compensation programs are to attract, fairly compensate, appropriately incentivize, and retain our executives in a manner that aligns their long-term interests with those of our shareholders. In fiscal 2021, the primary components of the compensation program for our NEOs, other than our CEO, were base salary, a stock bonus in the form of an annual RSU grant, and long-term equity incentives in the form of annual grants of stock options.
Role of Compensation Committee, Management, and Compensation Consultant
Role of Compensation Committee. Our Board established a Compensation Committee to discharge its responsibilities relating to our executive compensation policies and programs. Our Compensation Committee evaluates the performance of our CEO and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our CEO. In making its decisions, our Compensation Committee considers such matters as its members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual executives such as their individual achievements and retention concerns, our operational goals, the comparative compensation data described below, the results of our most recent say-on-pay advisory vote, and shareholder feedback on compensation and governance matters. From time to time, our Board approves equity grants to our executive officers upon the recommendation of the Compensation Committee, although our Compensation Committee is also authorized to approve such grants. Our Compensation Committee has delegated authority to our CEO to make certain routine equity award grants to non-executives within certain share parameters established and reviewed from time to time by the Compensation Committee. For additional information on the Compensation Committee, see “Board Committees— Compensation Committee”.
Role of Management. Members of management, including our CEO, Chief Financial Officer, Chief People Officer, and General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our historical equity grants and the adequacy of the remaining equity pool to achieve retention objectives. These materials are also made available to our Board. Although our CEO participates in the discussion and decisions relating to the compensation of our other executive officers, he is not present during deliberations or voting with respect to his own compensation.
Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisors to assist it in performing its duties, and we pay the fees charged by such advisors. For fiscal 2021, our Compensation Committee again engaged Compensia to assist it in its decision-making process by
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providing information on competitive market compensation practices, identifying a peer group against which to compare our compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Compensation Committee may from time to time request.
Peer Group and Competitive Data
With respect to fiscal 2021 compensation for our NEOs, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below as well as Compensia proprietary benchmark data for comparable roles at similarly situated companies. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our NEOs. While it uses this data as a reference point, the Compensation Committee does not feel it necessary to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity, or total compensation for our executive officers relative to these peer companies.
Compensia evaluates and recommends a peer group annually for executive compensation benchmarking. Compensia re-evaluated our peer group for fiscal 2021 and recommended (i) removing athenahealth, Inc., Blackbaud, Inc., LogMeIn, Inc., and Ultimate Software Group, Inc. and (ii) adding additional companies to our group: Autodesk, Inc., Okta, Inc., RingCentral, Inc., and Twilio Inc. The peer group consisted of publicly traded software and software services companies that generally had revenues between approximately $600 million and $4.6 billion, generally experienced high year-over-year revenue growth, and/or had a market capitalization between $7.7 billion and $63.1 billion. Our Compensation Committee considered the peer group’s compensation practices data for compensation decisions during and with respect to fiscal 2021. The peer group consisted of the following companies, which our Compensation Committee determined are appropriate:
ANSYS	Aspen Technology	Autodesk	Dropbox
Fortinet	Guidewire Software	Okta	Palo Alto Networks
Paycom Software	RingCentral	ServiceNow	Splunk
SS&C Technologies Holdings	Tableau Software*	Twilio	Tyler Technologies
Workday	Zendesk
*	salesforce.com, inc. acquired Tableau Software, Inc. on August 1, 2019.
Principal Elements of Compensation
The compensation of our NEOs for fiscal 2021 consisted of (i) base salary, (ii) with respect to NEOs other than our CEO, new equity awards granted during fiscal 2021, and (iii) continued vesting during the course of the year of stock options and, with respect to NEOs other than our CEO, RSUs that had been granted in prior fiscal years. The mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee.
Our Compensation Committee has structured these compensation programs to attract and retain senior executives, provide competitive levels of more liquid and less volatile compensation through base salary and RSUs, continue to foster an ownership mentality and alignment with the long-term interests of shareholders through the use of RSUs and stock options, and encourage the achievement of key operational goals.
Base Salary. We provide base salaries to our executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to Veeva.
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Our Pay
Since our IPO, Veeva has maintained a largely flat annual base salary structure for our executive officers. During fiscal 2021, the Compensation Committee increased the annual base salary of all of our NEOs to $350,000. Base salaries paid to our NEOs for fiscal 2021 are reflected in the Summary Compensation Table below. In connection with Mr. Cabral’s retirement and transition to his role as an advisor, he entered into an advisor agreement that provides for an annual salary of $35,000 per year.
Annual Cash Incentive Bonuses. We have generally not offered a short-term cash incentive bonus program to our NEOs since our IPO, and our Compensation Committee again determined for fiscal 2021 not to offer such a program. Rather, our Board and Compensation Committee continue to believe that our reliance on equity compensation adequately facilitates the achievement of corporate operational goals and aligns each NEO with shareholder interest. Accordingly, none of our NEOs were paid a cash incentive bonus for fiscal 2021.
Equity Awards. Equity compensation awards remain an important part of our executive compensation program. We have granted RSUs and stock options from time to time to our employees, including our executive officers, under our stock plans. Our Compensation Committee believes that RSUs are also an important component of a competitive compensation program. RSUs supplement our cash compensation and allow a holder, whose cash needs may, at a given time, exceed our cash compensation, to monetize their stock holdings to meet those needs, while still aligning their interests with those of our shareholders. Our Compensation Committee believes that stock options are inherently performance-based because the holder benefits only if our stock price increases following the grant date, aligning the option holder’s interest closely with those of our shareholders. We believe that the combination of stock options and RSUs in our equity compensation program have effectively emphasized an ownership culture and rewarded our executive officers for growing our business. As our business has grown, so has our total shareholder return, as shown by our stock price, which has increased from our initial public offering price of $20.00 on October 13, 2013 to a closing price of $276.44 on January 29, 2021, the last day of fiscal 2021.
Under our executive compensation program implemented in fiscal 2020, applicable to all executive officers except for our CEO, we grant a “stock bonus,” or short-term equity incentive in the form of an annual RSU grant, and long-term equity incentives in the form of stock options. As discussed below, Mr. Bowman received equity compensation in connection with his employment in fiscal 2021.
Stock Bonus Grants. The structure and purpose of our stock bonus program is described in the Executive Summary above. In fiscal 2021, based on the methodology described in the Executive Summary above, each of Messrs. Cabral and Mateo and Ms. Zuppas received a stock bonus grant of 4,040, 4,940, and 4,040 RSUs, respectively, that vest quarterly over a one-year period. Mr. Lequient received stock bonus grants of 1,200 and 340 RSUs after taking into account the significant compensation value from RSUs granted to him in prior fiscal years. Pursuant to Mr. Cabral’s advisor agreement, his equity compensation will vest at 10% of the vesting rate in effect prior to September 7, 2020 over the time periods specified in his advisor agreement.
Stock Option Grants. The structure and purpose of our stock option program is described in the Executive Summary above. In fiscal 2021, based on the methodology described in the Executive Summary above, each of Messrs. Cabral, Lequient, and Mateo and Ms. Zuppas received a stock option grant to purchase 18,180, 18,180, 32,340, and 18,180 shares of our Class A common stock, respectively. These stock option grants vest annually over a four-year period and have an exercise price equal to $173.59, the closing market price on the date of grant. Pursuant to Mr. Cabral’s advisor agreement, his equity compensation will vest at 10% of the vesting rate in effect prior to September 7, 2020 over the time periods specified in his advisor agreement.
Chief Financial Officer Equity Compensation. Mr. Bowman joined us as our executive vice president, finance with the intention that he would succeed Mr. Cabral to become our chief financial officer during fiscal 2021. In connection with his appointment, he received the following equity compensation: (i) an RSU grant of 1,470 shares that will vest at a rate of one-third of the shares every three months over nine months
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to reflect the pro-rata portion of an annual stock bonus grant and (ii) a stock option grant of 20,000 shares that will vest at a rate of one-fifth of the shares per year with an exercise price equal to $240.77, the closing market price on the date of grant.
CEO Equity Compensation. With respect to our CEO, Mr. Gassner, our Compensation Committee has purposefully placed strong emphasis on long-term incentive compensation in the form of stock options to effectively align his long-term interests with those of our shareholders.
On January 10, 2018, upon the recommendation of our Compensation Committee, our Board approved a grant to Mr. Gassner of options to purchase an aggregate of 2,838,635 shares of our Class A common stock (the “CEO Options”) with an exercise price above the closing market price on the grant date. The CEO Options were the first equity compensation Mr. Gassner had received since March 2013, several months prior to completing our IPO. The CEO Options have an exercise price of $60.00 per share, which approximated the 60-day average of closing market prices around our all-time high closing market price prior to January 10, 2018.
The table below summarizes the service-based vesting schedule and stock price target conditions upon which Mr. Gassner’s CEO Options vest and become exercisable:
Number of Shares	Service-Based Vesting Condition	Stock Price Target Vesting Condition	First Date Exercisable	Expiration Date
2,128,975	Continued service as CEO through February 1, 2025, with vesting in monthly increments beginning February 1, 2020	N/A	First monthly increment (1/60th of total) became vested and exercisable on March 1, 2020, with additional monthly increments becoming exercisable thereafter through February 1, 2025	January 9, 2028
177,415	Same as above	$ 90.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 100.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 110.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
177,415	Same as above	$ 120.00	Same as above now that the applicable Stock Price Target has been achieved	January 9, 2028
To achieve each of the above Stock Price Target Vesting Conditions, Veeva’s Class A common stock had to sustain the specified Stock Price Target for at least 60 consecutive trading days, and each Stock Price Target Vesting Condition has been satisfied. Consistent with Mr. Gassner’s pre-IPO grant, the CEO Options are not subject to any contractual vesting acceleration provisions. Moreover, the CEO Options reflect the continuation of a five-year long-term incentive compensation cycle for Mr. Gassner and did not begin vesting (based upon the service-based vesting conditions) until Mr. Gassner’s pre-IPO grant stock options completed vesting at the end of our fiscal year ended January 31, 2020.
Consistent with its long-term-focused approach to CEO compensation, our Board intends that the CEO Options will be the only long-term incentive awards that it grants Mr. Gassner until at least 2023. Accordingly, the Board has not granted any additional equity awards to Mr. Gassner to date. Our Board and Compensation Committee believe that, at our company’s current stage of maturity, it continues to be appropriate to evaluate grants to Mr. Gassner on a five-year cadence.
Perquisites, Retirement, and Other Benefits. We generally do not provide perquisites or other benefits to our executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our executive officers, to make contributions up to applicable annual statutory limits by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We match 100% of eligible contributions by our employees, including our executive officers, up to $2,000 per year. Such matching contributions are immediately and fully vested.
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Our Pay
Severance and Change in Control Benefits. None of our NEOs are currently eligible for any severance or change in control-related benefits.
Other Compensation Information and Policies
Stock Ownership Guidelines
To further align the interests of our directors and executive officers with those of our shareholders, our Board adopted stock ownership guidelines. Under these guidelines, all of our executive officers are required to achieve certain stock ownership levels within three years of the later of March 19, 2019 (the date our Board adopted stock ownership guidelines) or the date of such executive officer’s hire or appointment to a position with a higher ownership requirement. The guidelines require ownership as follows:
•	CEO: Value equal to three times his or her annual base salary
•	Other executive officers: Value equal to his or her annual base salary
Executive officers may satisfy these guidelines by ownership of shares of our Class A or Class B common stock or vested and unexercised stock options. As of April 30, 2021, all of our executive officers are in compliance with the guidelines except for Mr. Bowman who has until September 1, 2023 to comply.
See “Proposal One—Stock Ownership Guidelines” for information about the guidelines applicable to our directors.
Executive Officer Recoupment Policy
We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to our NEOs (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. We do not currently offer our NEOs variable compensation based upon achievement of financial results. However, our Compensation Committee continues to evaluate the adoption of a recoupment policy pending final SEC rules. In the meantime, we intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.
Stock Trading Practices; Trading and Hedging Policies
Our executive officers are subject to our Insider Trading Policy, which applies to their transactions involving any securities of Veeva. Except under limited circumstances, persons subject to the policy may not engage in any transaction of Veeva securities while aware of material nonpublic information relating to Veeva. The Insider Trading Policy also implements quarterly trading blackout periods and allows for special blackout periods, to limit the likelihood of trading at times with significant risk of insider trading exposure. In addition, directors and executive officers are prohibited from engaging in any transaction involving Veeva securities without first obtaining pre-clearance from our compliance officer.
Our Insider Trading Policy also includes Rule 10b5-1 trading plan guidelines that permit our directors and certain employees, including our NEOs, to adopt Rule 10b5-1 trading plans (“10b5-1 plans”). Under these guidelines, among other restrictions, 10b5-1 plans may only be adopted or modified when the person adopting the trading plan is not aware of any material nonpublic information and there is an open trading window. In addition, the first trade under a 10b5-1 plan may not occur until the completion of the next quarterly blackout period following the adoption of the 10b5-1 plan.
Our Insider Trading Policy prohibits our directors, executive officers, and employees, among other things, from hedging transactions in Veeva stock, pledging Veeva stock, and holding Veeva stock in a margin account among other restrictions.
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Compensation Policies and Practices as They Relate to Risk Management
Our Compensation Committee has reviewed our major compensation risk exposures and the steps management has taken to monitor and mitigate such risks and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Veeva.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.
No Gross-Ups of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2021, and we have not agreed and are not otherwise obligated to provide any NEOs with such a “gross-up” or other reimbursement.
Accounting Treatment
We account for stock compensation in accordance with ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award. We estimate the fair value of stock options granted using either a Monte Carlo simulation for market condition awards or the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and reported in the compensation tables below.
Compensation Committee Report(1)
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and in reliance on such review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2021 and included in this Proxy Statement.
Gordon Ritter, Chair
Mark Carges
Ronald E.F. Codd
(1)
The material in the Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Veeva Systems Inc. | 2021 Proxy Statement 39

Our Pay
Summary Compensation Table
The following table provides information concerning the compensation paid to our NEOs for fiscal 2021, as well as for our prior two fiscal years.
Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Peter P. Gassner Chief Executive Officer	2021	345,833	—	—	345,833
	2020	325,000	—	—	325,000
	2019	322,917	—	—	322,917
Brent Bowman (2) Chief Financial Officer	2021	226,827	353,932	1,944,329	2,525,088
Timothy S. Cabral (3) Former Chief Financial Officer	2021	219,429	701,304	1,253,747	2,174,480
	2020	325,000	636,803	1,234,615	2,196,418
	2019	322,917	—	—	322,917
Frederic Lequient Senior Vice President, Global Customer Services	2021	345,833	267,329	1,253,747	1,866,909
	2020	325,000	—	—	325,000
	2019	322,917	—	—	322,917
Alan V. Mateo Executive Vice President, Global Sales	2021	345,833	857,535	2,230,263	3,433,631
	2020	325,000	—	2,187,033	2,512,033
	2019	322,917	—	—	322,917
E. Nitsa Zuppas Chief Marketing Officer	2021	345,833	701,304	1,253,747	2,300,884
	2020	325,000	365,823	1,234,615	1,925,438
	2019	322,917	—	—	322,917
(1)
The amounts reported in these columns represent the aggregate grant date fair value of RSUs and options to purchase shares of our Class A common stock, as applicable, computed in accordance with FASB ASC Topic No. 718. See note 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2021 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	Mr. Bowman commenced employment with Veeva on June 8, 2020 as Executive Vice President, Finance. The Board appointed Mr. Bowman as Chief Financial Officer, effective as of September 1, 2020.
(3)	As of September 1, 2020, Mr. Cabral resigned from his position as Chief Financial Officer and transitioned to an advisor role.
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Our Pay
Fiscal 2021 Grants of Plan-Based Awards
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Peter P. Gassner	—	—	—	—	—
Brent Bowman	7/13/2020	—	20,000 (2)	240.77	1,944,330
	7/13/2020	1,470 (3)	—	—	353,932
Timothy S. Cabral	4/14/2020	—	18,180 (4)	173.59	1,253,747
	4/14/2020	4,040 (5)	—	—	701,304
Frederic Lequient	4/14/2020	—	18,180 (6)	173.59	1,253,747
	4/14/2020	1,200 (7)	—	—	208,308
	4/14/2020	340 (8)	—	—	59,021
Alan V. Mateo	4/14/2020	—	32,340 (6)	173.59	2,230,263
	4/14/2020	4,940 (9)	—	—	857,535
E. Nitsa Zuppas	4/14/2020	—	18,180 (6)	173.59	1,253,747
	4/14/2020	4,040 (7)	—	—	701,304
(1)
The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic No. 718. See note 12 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on March 30, 2021 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the NEOs upon sale of the underlying securities.

(2)	The stock options vest and become exercisable in five equal annual installments between July 1, 2021 and July 1, 2025, subject to Mr. Bowman’s continued service to Veeva.
(3)	RSUs vest quarterly over nine months, with one-third vesting per quarter, following the vesting commencement date of July 1, 2020, subject to Mr. Bowman’s continued service to Veeva.
(4)
Pursuant to the terms of Mr. Cabral’s advisor agreement, these options vested as to 2,225 shares on April 1, 2021, and in the future will vest as to 454 shares on April 1, 2022 and April 1, 2023, 509 shares on April 1, 2024, 453 shares on each April 1st 2025 through 2030, each subject to Mr. Cabral’s continued service to Veeva.

(5)
Pursuant to the terms of Mr. Cabral’s advisor agreement, 763 shares of these RSUs vested and settled on October 1, 2020 and 101 shares of such RSUs shall continue to vest and settle quarterly thereafter until April 1, 2026, with a final vest and settlement of 45 RSUs on July 1, 2026, subject to Mr. Cabral’s continued service to Veeva.

(6)	The stock options vest and become exercisable in four equal annual installments between April 1, 2021 and April 1, 2024, subject to continued service to Veeva.
(7)	RSUs vest quarterly over one year, with one-fourth vesting per quarter, following the vesting commencement date of April 1, 2020.
(8)	100% of the RSUs vested and settled on April 1, 2021.
(9)	2/11th of the RSUs were vested and settled on July 1, 2020 and 3/11th of the RSUs shall vest and settle on each quarter thereafter, subject to Mr. Mateo’s continued service to Veeva.
Veeva Systems Inc. | 2021 Proxy Statement 41

Our Pay
Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding all unexercised options and unvested RSUs held by each of our NEOs as of January 31, 2021. The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)	Number of Securities Underlying Unexercised Options Unvested (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($) (1)
Peter P. Gassner	3/10/2013	3,333,333	—	3.92	3/9/2023	—	—
	1/10/2018	390,312	1,736,663 (2)	60.00	1/9/2028	—	—
	1/10/2018	32,526	144,889 (3)	60.00	1/9/2028	—	—
	1/10/2018	32,526	144,889 (4)	60.00	1/9/2028	—	—
	1/10/2018	32,526	144,889 (5)	60.00	1/9/2028	—	—
	1/10/2018	32,526	144,889 (6)	60.00	1/9/2028	—	—
Brent Bowman	7/13/2020	—	20,000 (7)	240.77	7/12/2030	—	—
	7/13/2020	—	—	—	—	490 (8)	135,456
Timothy S. Cabral	3/10/2013	27,060	—	3.92	3/9/2023	—	—
	4/11/2019	738	6,762 (9)	135.49	4/10/2029	—	—
	4/14/2020	—	6,360 (10)	173.59	4/13/2030	—	—
	4/14/2020	—	—	—	—	2,166 (11)	598,769
Frederic Lequient	3/3/2016	45,000	5,000 (12)	25.70	3/2/2026	—	—
	3/24/2017	—	—	—	—	625 (13)	172,775
	4/14/2020	—	18,180 (14)	173.59	4/13/2030	—	—
	4/14/2020	—	—	—	—	340 (15)	93,990
	4/14/2020	—	—	—	—	300 (16)	82,932
Alan V. Mateo	5/1/2015	126,087	—	26.99	4/30/2025	—	—
	4/11/2019	9,300	27,900 (17)	135.49	4/10/2029	—	—
	4/14/2020	—	32,340 (14)	173.59	4/13/2030	—	—
	4/14/2020	—	—	—	—	1,347 (18)	372,365
E. Nitsa Zuppas	3/26/2013	2,000	—	3.92	3/25/2023	—	—
	4/11/2019	5,250	15,750 (17)	135.49	4/10/2029	—	—
	4/14/2020	—	18,180 (14)	173.59	4/13/2030	—	—
	4/14/2020	—	—	—	—	1,010 (16)	279,204
(1)
Computed in accordance with SEC rules as the number of unvested RSUs multiplied by the closing market price of our Class A common stock at the end of fiscal 2021, which was $276.44 on January 29, 2021 (the last trading day of fiscal 2021).

(2)	The stock options vest and become exercisable in 60 equal monthly installments between March 1, 2020 and February 1, 2025, subject to Mr. Gassner’s continued service as our CEO.
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Our Pay
(3)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to achievement of the Stock Price Target of $90.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(4)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $100.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis—Principal Elements of Compensation—Equity Awards” for additional details about this award.

(5)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $110.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(6)
The stock options vest and become exercisable in 60 equal monthly installments beginning March 1, 2020 through February 1, 2025, subject to Mr. Gassner’s continued service as our CEO. The performance-based vesting condition related to the achievement of the Stock Price Target of $120.00 per share for at least 60 consecutive trading days has been satisfied. See discussion in “Compensation Discussion and Analysis— Principal Elements of Compensation—Equity Awards” for additional details about this award.

(7)	The stock options vest and become exercisable in five equal annual installments between July 1, 2021 and July 1, 2025, subject to Mr. Bowman’s continued service to Veeva.
(8)	RSUs vest quarterly over nine months, with one-third vesting per quarter, following the vesting commencement date of July 1, 2020, subject to Mr. Bowman’s continued service to Veeva.
(9)
Pursuant to the terms of Mr. Cabral’s advisor agreement, these options vested as to 2,570 shares on April 1, 2021, and shall continue to vest as to 524 shares on each April 1st through 2029, subject to Mr. Cabral’s continued service to Veeva.

(10)
Pursuant to the terms of Mr. Cabral’s advisor agreement, these options vested as to 2,225 shares on April 1, 2021, and in the future will vest as to 454 shares on April 1, 2022 and April 1, 2023, 509 shares on April 1, 2024, 453 shares on each April 1st 2025 through 2030, each subject to Mr. Cabral’s continued service to Veeva.

(11)
Pursuant to the terms of Mr. Cabral’s advisor agreement, 763 shares of these RSUs vested and settled on October 1, 2020 and
101 shares of such RSUs shall continue to vest and settle quarterly thereafter until April 1, 2026, with a final quarterly vest and settlement of 45 RSUs on July 1, 2026, subject to Mr. Cabral’s continued service to Veeva.

(12)	Mr. Lequient’s stock options vest over five years, with 20% of the shares subject to the award vested on March 1, 2017, and 1/20th of the total shares vesting equally on a quarterly basis thereafter.
(13)	RSUs vest quarterly over four years, with 1/16th vesting per quarter, following the vesting commencement date of March 1, 2017, subject to continued service to Veeva.
(14)
The stock options vest over four years, with 25% of the shares subject to the award vested on April 1, 2021, and 1/4th of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(15)	100% of these RSUs vested and settled on April 1, 2021.
(16)	25% of the RSUs vested and settled on July 1, 2020 and 25% of the RSUs shall vest and settle upon each quarter thereafter, subject to continued service to Veeva.
(17)
The stock options vest over four years, with 25% of the shares subject to the award vested on April 1, 2020, and 1/4th of the total shares vesting equally on a yearly basis thereafter, subject to continued service to Veeva.

(18)	2/11th of the RSUs shall vested and settled on July 1, 2020 and 3/11th of the RSUs shall vest and settle on each quarter thereafter, subject to Mr. Mateo’s continued service to Veeva.
Veeva Systems Inc. | 2021 Proxy Statement 43

Our Pay
Fiscal 2021 Option Exercises and Stock Vested
The following table shows the number of shares NEOs acquired upon exercise of options and vesting of RSUs during fiscal 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Peter P. Gassner	—	—	—	—
Brent Bowman	—	—	980	269,147
Timothy S. Cabral	43,512	8,680,988	3,049	663,895
Frederic Lequient	15,000	3,723,000	5,650	1,143,892
Alan V. Mateo	30,319	6,509,057	6,343	1,384,637
E. Nitsa Zuppas	5,667	834,114	4,205	974,029
(1)	The value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	The value realized on vesting is calculated by multiplying the number of RSUs vesting by the fair market value of a share of our Class A common stock on the vesting date.
Fiscal 2021 Potential Payments Upon Termination or Change in Control
We have entered into offer letters with each of our NEOs, none of which provide a right to receive severance in the event of a termination of their employment. In addition, none of our NEOs are currently eligible for any change-in-control-related benefits.
CEO Pay Ratio
We are required to disclose the ratio of the annual total compensation of Mr. Gassner, our CEO, to our median employee’s annual total compensation. We believe our compensation philosophy and process yield an equitable result for all of our employees.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Neither the Compensation Committee nor our management use our pay ratio to make compensation decisions. Because the SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Under SEC rules, we are required to identify our median employee only once every three years and calculate annual total compensation for that employee each year. As disclosed in our fiscal 2019 Proxy Statement, beginning in late fiscal 2019 for new hires and in the first quarter of fiscal 2020 for current Veeva employees, we started offering equity under a new compensation program applicable to the vast majority of our employee base but not applicable to our CEO. In addition and as previously disclosed, because our CEO is currently on a five-year equity award grant cycle, we do not expect him to receive additional equity awards until at least 2023.
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Our Pay
For purposes of identifying our “median employee,” we used our worldwide employee population as of November 1, 2019, which consisted of 3,012 part-time and full-time employees, of which 1,680 employees were employed in the United States and 1,332 employees were employed outside of the United States. We excluded 244 employees who were hired in connection with an acquisition we completed in fiscal 2020 on November 1, 2019. To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments, and estimates:
•
We calculated the annual total compensation of our employee population, excluding Mr. Gassner, as the sum of (1) annual base salary for permanent salaried employees, or hourly rate multiplied by expected annual work schedule for hourly employees, as of November 1, 2019; (2) variable compensation during the 12 months ended October 31, 2019, if applicable; (3) grant date fair value of equity awards granted during the 12 months ended October 31, 2019; and (4) Veeva’s matching contributions to each employee’s 401(k) tax-deferred savings plan or registered retirement savings plan account.

•	We used the exchange rate based on a 12-month average as of November 1, 2019 to convert each non-U.S. employee’s cash compensation to U.S. dollars.
•	We did not make any cost-of-living adjustments in identifying the median employee nor did we use the de minimis exemption allowed by SEC rules to exclude any of our employee population.
We calculated the annual total compensation for fiscal 2021 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above. For fiscal 2021, the annual total compensation for Mr. Gassner and our median employee were $345,833 and $131,535, respectively. Accordingly, the resulting ratio of the two amounts is approximately 2.6:1.
Equity Compensation Plan Information
The following table provides information as of January 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (2)
Equity compensation plans approved by stockholders	13,793,504	$ 57.48	38,590,752 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	13,793,504		38,590,752
(1)	The weighted average exercise price does not take into account outstanding RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan (“ESPP”).
(3)
On the first business day of each fiscal year during the term of our 2013 Equity Incentive Plan (“2013 Plan”), the number of authorized shares of our Class A common stock under our 2013 Plan automatically increases by a number of shares of our Class A common stock equal to the least of (i) 5% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 13,750,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board. On the first business day of each fiscal year during the term of our ESPP, the number of authorized shares of our Class A common stock under our ESPP automatically increases by a number of shares of our Class A common stock equal to the least of (i) 1% of the total number of shares of all classes of our common stock issued and outstanding on the last business day of the prior fiscal year, (ii) 2,200,000 shares of our Class A common stock, or (iii) a number of shares of our Class A common stock determined by our Board.

Veeva Systems Inc. | 2021 Proxy Statement 45

Our Pay
Proposal Three: Advisory (Non-binding) Vote on Named Executive Officer Compensation
Our Board unanimously recommends that you vote FOR the approval, on an advisory basis, of our named executive officer compensation.
In accordance with SEC rules, shareholders are being asked to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a “Say-on-Pay” proposal.
As described in detail under the heading “Our Pay—Compensation Discussion and Analysis,” the principal objectives and philosophy of our executive compensation programs are to incentivize and retain our senior executives and closely align the interests of our senior management team with those of our shareholders.
We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosure includes “Our Pay—Compensation Discussion and Analysis,” the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
This vote is advisory and therefore not binding on our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.
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Our Pay
Proposal Four: Advisory (Non-binding) Vote on the Frequency of Named Executive Officer Compensation Votes
Our Board unanimously recommends that a vote for the option of “THREE YEARS”, on an advisory basis, as the frequency of the advisory vote on our named executive officer compensation.
In accordance with SEC rules, shareholders are being asked to vote, on an advisory and non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, our shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years, or every three years.
After careful consideration of the frequency alternatives, our Board believes that conducting an advisory vote on executive compensation every three years is appropriate for Veeva and our shareholders at this time. Our Board has determined that an advisory vote on executive compensation every three years will provide one method for our shareholders to provide timely input on our executive compensation philosophy, policies and practices as disclosed in our proxy statements.
Veeva Systems Inc. | 2021 Proxy Statement 47

Our Shareholders
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2021 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 138,022,066 shares of Class A common stock and 14,778,290 shares of Class B common stock outstanding at April 30, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 30, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4280 Hacienda Drive, Pleasanton, California 94588.
	Shares Beneficially Owned				% Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Share	%	Share	%
Named Executive Officers and Directors:
Timothy C. Barabe (2)	6,643	*	—	—	*
Brent Bowman	915	*	—	—	*
Timothy S. Cabral (3)	217,646	*	27,060	*	*
Mark Carges (4)	7,004	*	—	—	*
Paul E. Chamberlain (5)	15,988	*	—	—	*
Ronald E.F. Codd (6)	55,536	*	126,900	*	*
Peter P. Gassner (7)	797,971	*	16,459,666	90.0	51.4
Mary Lynne Hedley (8)	1,836	*	—	—	*
Frederic Lequient (9)	50,427	*	—	—	*
Alan V. Mateo (10)	153,912	*	—	—	*
Gordon Ritter (11)	635,710	*	1,000,000	5.5	3.3
Paul Sekhri (12)	30,885	*	—	—	*
Matthew J. Wallach (13)	1,522	*	480,002	2.6	1.5
E. Nitsa Zuppas (14)	23,764	*	2,000	*	*
All Executive Officers and Directors as a Group (16 persons) (15)	2,030,140	1.5	18,104,495	99.0	56.9
5% Stockholders:
Morgan Stanley (16)	13,478,919	9.8	—	—	4.1
BlackRock, Inc. (17)	7,745,890	5.6	—	—	2.4
T. Rowe Price Associates, Inc. (18)	9,745,601	7.1	—	—	1.0
The Vanguard Group (19)	12,408,653	9.0	—	—	*
*	Less than 1 percent.
48 Veeva Systems Inc. | 2021 Proxy Statement

Our Shareholders
(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one share of Class A common stock.

(2)	Includes (i) 6,392 shares of Class A common stock held by Mr. Barabe and (ii) 251 shares of Class A common stock issuable to Mr. Barabe pursuant to RSUs vesting within 60 days of April 30, 2021.
(3)
Includes (i) 1,179 shares of Class A common stock held by Mr. Cabral, (ii) 210,934 shares of Class A common stock held by the The Cabral Family Trust dated April 17, 2001, (iii) 5,533 shares of Class A common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of April 30, 2021, and (iv) 27,060 shares of Class B common stock issuable to Mr. Cabral pursuant to an option exercisable within 60 days of April 30, 2021.

(4)	Includes (i) 6,756 shares of Class A common stock held by Mr. Carges and (ii) 248 shares of Class A common stock issuable to Mr. Carges pursuant to RSUs vesting within 60 days of April 30, 2021.
(5)
Includes (i) 15,750 shares of Class A common stock held by Mr. Chamberlain and (ii) 238 shares of Class A common stock issuable to Mr. Chamberlain pursuant to RSUs vesting within 60 days of April 30, 2021.

(6)
Includes (i) 832 shares of Class A common stock held by Mr. Codd, (ii) 14,427 shares of Class A common stock held by the Codd Revocable Trust dated March 6, 1998, (iii) 40,000 shares of Class A common stock issuable to Mr. Codd pursuant to options exercisable within 60 days of April 30, 2021, (iv) 277 shares of Class A common stock issuable to Mr. Codd pursuant to RSUs vesting within 60 days of April 30, 2021, (v) 80,650 shares of Class B common stock held by the Codd Revocable Trust dated March 6, 1998, and (vi) 46,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of April 30, 2021.

(7)
Includes (i) 41,000 shares of Class A common stock held by a family member of Mr. Gassner, (ii) 756,971 shares of Class A common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of April 30, 2021, (iii) 10,000,000 shares of Class B common stock held by Mr. Gassner, (iv) 3,126,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property, and (v) 3,333,333 shares of Class B common stock issuable to Mr. Gassner pursuant to an option exercisable within 60 days of April 30, 2021.

(8)	Includes (i) 1,614 shares of Class A common stock held by Dr. Hedley and (ii) 222 shares of Class A common stock issuable to Dr. Hedley pursuant to RSUs vesting within 60 days of April 30, 2021.
(9)
Includes (i) 882 shares of Class A common stock held by Mr. Lequient and (ii) 49,545 shares of Class A common stock issuable to Mr. Lequient pursuant to options exercisable within 60 days of April 30, 2021.

(10)
Includes (i) 2,597 shares of Class A common stock held by Mr. Mateo, (ii) 7,349 shares of Class A common stock held by The Carol Mateo Trust dated November 30, 2020, and (iii) 143,966 shares of Class A common stock issuable to Mr. Mateo pursuant to options exercisable within 60 days of April 30, 2021.

(11)
Includes (i) 581 shares of Class A common stock held by Mr. Ritter, (ii) 542,839 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, (iii) 92,000 shares of Class A common stock held by Mountaintop Prism LLC, (iv) 290 shares of Class A common stock issuable to Mr. Ritter pursuant to RSUs vesting within 60 days of April 30, 2021, and (v) 1,000,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II). Mr. Ritter, a member of our Board, has shared voting and dispositive power of shares held by Mountaintop Prism. Mr. Ritter is also a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. EGP is the sole general partner of Emergence Equity Partners II, L.P., which is the sole general partner of ECP II. Mr. Ritter disclaims beneficial ownership of the securities held by Mountaintop Prism and ECP II except to the extent of his pecuniary interest therein.

(12)
Includes (i) 10,669 shares of Class A common stock held by Mr. Sekhri, (ii) 20,000 shares of Class A common stock issuable to Mr. Sekhri pursuant to an option exercisable within 60 days of April 30, 2021, and (iii) 216 shares of Class A common stock issuable to Mr. Sekhri pursuant to RSUs vesting within 60 days of April 30, 2021.

(13)
Includes (i) 1,311 shares of Class A common stock held by Mr. Wallach, (ii) 211 shares of Class A common stock issuable to Mr. Wallach pursuant to RSUs vesting within 60 days of April 30, 2021, (iii) 130,000 shares of Class B common stock held by Mr. Wallach, (iv) 100,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (v) 100,002 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, (vi) 50,000 shares of Class B common stock held by the Matt Wallach 2012 Non-Grantor Trust, and (vii) 100,000 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of April 30, 2021.

(14)
Includes (i) 8,719 shares of Class A common stock held by Ms. Zuppas, (ii) 15,045 shares of Class A common stock issuable to Ms. Zuppas pursuant to options exercisable within 60 days of April 30, 2021, (iii) 2,000 shares of Class B common stock issuable to Ms. Zuppas pursuant to an option exercisable within 60 days of April 30, 2021.

(15)
Includes the following amounts held by all our executive officers and directors, as a group: (i) 979,627 shares of Class A common stock, (ii) 1,048,560 shares of Class A common stock issuable pursuant to options exercisable within 60 days of April 30, 2021, (iii) 1,953 shares of Class A common stock issuable pursuant to RSUs vesting within 60 days of April 30, 2021, (iv) 14,589,185 shares of Class B common stock, and (v) 3,515,310 shares of Class B common stock issuable pursuant to options exercisable within 60 days of April 30, 2021.

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(16)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 12, 2021, Morgan Stanley has shared voting power over 11,714,074 shares of Class A common stock and shared dispositive power over 13,478,919 shares of Class A common stock. An additional person identified in the report was Morgan Stanley Investment Management Inc. The address of the reporting persons is 1585 Broadway, New York, New York 10036.

(17)
Based solely on information reported on a Schedule 13G/A filed with the SEC on January 31, 2021, BlackRock, Inc. has sole voting power over 6,919,560 shares of Class A common stock and sole dispositive power over 7,745,890 shares of Class A common stock. The address of the reporting person is 55 East 52nd Street, New York, New York 10055.

(18)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 16, 2021, T. Rowe Price Associates, Inc. has sole voting power over 2,956,550 shares of Class A common stock and sole dispositive power over 9,745,601 shares of Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(19)
Based solely on information reported on a Schedule 13G/A filed with the SEC on February 8, 2021, The Vanguard Group has shared voting power over 143,821 shares of Class A common stock, sole dispositive power over 12,082,329 shares of Class A common stock, and shared dispositive power over 326,324 shares of Class A common stock. The subsidiaries included in the report were as follows: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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Proposal Five: Amend and Restate Our Certificate of Incorporation to Permit Shareholders to Call Special Meetings
Our Board unanimously recommends a vote FOR the adoption and approval of the amendment and restatement of our Certificate to permit shareholders to call special meetings as specified in our amended and restated Bylaws, which would allow shareholders holding 25% or more of the voting power of our capital stock for at least one year to call special meetings.
Our Board has unanimously approved, and recommends that our shareholders approve, the amendment and restatement of our Certificate (as amended and restated, the “New Certificate”) to enable shareholders to call special meetings as specified in our further amended and restated Bylaws (the “New Bylaws”), which would allow shareholders who own 25% or more of the voting power of our capital stock and who comply with the other applicable requirements, including a one-year holding period, and procedures set forth in our New Bylaws from time to time to call a special meeting of the shareholders (the “Company Special Meeting Proposal”). Currently, only (i) a majority of our Board, (ii) the Chairman of our Board or (iii) our Chief Executive Officer may call a special meeting of Veeva’s shareholders. The description in this Proposal Five should be read in conjunction with the full text of the New Certificate, which was filed by the Company as Appendix A to this Proxy Statement and is marked to show the proposed modifications, and the full text of Section 1.3 of the New Bylaws, which was filed by the Company as Appendix B to this Proxy Statement and is marked to show the proposed modifications.
If Proposal Five is approved by our shareholders, we will promptly file the New Certificate with the Secretary of State of the State of Delaware. The Board has also adopted the New Bylaws, effective upon the filing of the New Certificate, to implement the special meeting right, which includes, among other things, the procedural and informational requirements described below.
Reasons for the Company Special Meeting Proposal
While our Board recognizes that providing shareholders the ability to request special meetings is viewed by some shareholders as an important corporate governance practice, special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until Veeva’s next annual meeting. Further, special meetings impose significant costs, both administrative and operational. Our Board and executive management team must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating Veeva’s business in the best interest of our shareholders, customers, employees, partners and the communities in which we operate (collectively, the “Stakeholders”).
Because of these reasons, our Board believes that a small percentage of shareholders should not be able to call a special meeting for their own narrow interests. Our Board believes that a 25% voting power ownership threshold, with appropriate procedural requirements and limitations, including a one-year holding period, sets an appropriate level that ensures a shareholder right in the event of a critical, time-sensitive issue, while still adequately protecting the long-term interests of the Company and the Stakeholders. Our Board also notes that of the three companies in our peer group described in “Our Pay—Peer Group and Competitive Data” that give shareholders the ability to call a special meeting, each has a threshold equal to or greater than 25%. In addition, as of January 2020, approximately a third of the 150 largest public companies, based on annual sales, in Silicon Valley that had adopted a shareholder special meeting right required a threshold of 25% or greater.
Overview of Related Changes to the New Bylaws
If the Company Special Meeting Proposal is approved by our shareholders, the amendments in the New Bylaws to implement the special meeting right will become effective, which include, among other things, provisions setting forth the procedural and informational requirements described below. Our Board believes that these requirements are important to protect the long-term interests of the Company and the
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Stakeholders by deterring abuse of the right to call a special meeting. Among other things, these procedural and informational requirements ensure that the Company avoids duplicative and unnecessary special meetings addressing matters recently considered by shareholders or that shareholders will soon consider at an upcoming shareholder meeting. In addition, they provide certain protections so that the special meeting right is not abused by short-term shareholders; certain protections with respect to shareholders that may benefit financially from a decline in the market price of the Company’s stock; and provide the Company with adequate information regarding the identity of the requesting shareholders and the matters proposed to be addressed at the special meeting. These requirements are expected to include:
•
Any special meeting request must set forth information regarding the business proposed to be conducted at the special meeting and information regarding the requesting shareholder(s) that is similar to the information currently required by our current Bylaws in order for a shareholder to nominate directors or propose business at our annual meetings.

•
The requesting shareholders must demonstrate that they have owned 25% or more of the voting power of Veeva’s capital stock for at least one year. Ownership of Veeva’s capital stock will be determined based on a “net long” ownership definition (generally requiring full voting and investment rights and full economic interest with respect to the shares).

•	The Chairman of the Board or the Chief Executive Officer will not be required to call a special meeting of shareholders if:
•	The procedures in our New Bylaws are not complied with;
•	The business requested to be conducted at the special meeting is not a proper subject for shareholder action under applicable law;
•
Notice for the requested special meeting is received (i) later than 60 days after the earliest date that a written request to call a special meeting relating to a substantially similar item of business and (ii) before the one-year anniversary of such earliest date;

•	A substantially similar item of business will be covered at a shareholder meeting called by our Board to be held within 90 days after the receipt of notice for the requested special meeting;
•
A substantially similar item of business was presented at the most recent annual meeting or at any special meeting held within one year prior to the receipt of notice for the requested special meeting; or

•	In certain cases, the requesting shareholders revoke their request or their stock ownership falls below the 25% voting power threshold.
•
The business conducted at any special meeting requested by shareholders will be limited to the purposes stated in the request for the special meeting, but the Board may include additional matters for consideration.

Required Vote and Impact of Vote
To pass, the Company Special Meeting Proposal requires the affirmative vote of (i) 66 2/3% of the voting power of our capital stock as of the Record Date entitled to vote on such amendment and (ii) a majority of the then outstanding shares of Class B Common Stock, voting as a separate class. If our shareholders approve the Company Special Meeting Proposal, we will promptly file with the Secretary of State of the State of Delaware the New Certificate attached to this Proxy Statement as Appendix A, and the
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Our Shareholders
amendments to the New Bylaws to implement the special meeting right attached to this Proxy Statement as Appendix B will become effective. If our shareholders do not approve the Company Special Meeting Proposal, shareholders may not have the ability to require Veeva to call a special meeting.
As described below in Proposal Six, we were notified that a shareholder intends to present a proposal for consideration at the Annual Meeting that also addresses shareholders’ ability to call special meetings. Although the Company Special Meeting Proposal and the shareholder proposal concern the same subject matter, the terms and effects of each proposal differ, including the fact that the shareholder proposal is not binding (it requests that our Board consider the matter but does not amend either the Certificate or the Bylaws).
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Proposal Six: Shareholder Proposal to Allow Shareholders to Call Special Meetings
We have been advised that Myra K. Young, who has indicated that she is a beneficial owner of at least $2,000 in market value of our common stock, intends to submit the following proposal at the Annual Meeting.
Proposal Six — Special Shareholder Meetings
RESOLVED: The shareholders of Veeva Systems (“Company”) hereby request the Board of Directors take the steps necessary to amend our bylaws and each appropriate governing document to give holders with an aggregate of 15% net long of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our Board’s current power to call a special meeting.
SUPPORTING STATEMENT: Our Company allows a majority of the Board to call a special meeting, whereas Delaware law provisions have no minimum requirements for shareholders, if allowed by company charter or bylaws. A meaningful shareholder right to call a special meeting is a way to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle. This is important because there could be 15-months between annual meetings.
Currently, 67% of S&P 500 companies allow shareholders to call a special meeting. Well over half of S&P 1500 companies also allow shareholders this right.
According to Proxy Insight’s “Resolution Tracker,” between May 2019 and August 2020 the topic of providing shareholders a right to call a special meeting won 57.5% at Electronic Arts, 70.2% at Sonoco Products, 52.3% at Verizon Communications, 97.3% at SPAR Group, and 78.9% at FleetCor Technologies.
Large funds such as Vanguard, TIAA-CREF, BlackRock and SSgA Funds Management, Inc. (State Street) support the right of shareholders to call special meetings. For example, BlackRock includes the following in its proxy voting guidelines: “[S]hareholders should have the right to call a special meeting…”
This proposal should be seen in the context that, although the Company converted to a Public Benefit Corporation, shareholders have no right to call a special meeting or to act by written consent. Additionally, a supermajority vote is required to change provisions.
We urge the Board to join the mainstream of major U.S. companies and establish a right for shareholders owning 15% of our outstanding common stock to call a special meeting.
Please vote for: Special Shareowner Meetings — Proposal Six.
The Company’s Statement in Opposition to Proposal Six
Our Board recommends a vote “AGAINST” this in light of our Special Meeting Proposal (Proposal Five) which, if passed, will amend and restate our Certificate to permit shareholders to call special meetings as specified in our New Bylaws, which would enable shareholders owning 25% or more of the voting power of our capital stock for at least a year to call a special meeting of the shareholders.
The Shareholder Proposal Is Unnecessary.
Our Board believes that the shareholder proposal is unnecessary in light of Proposal Five, our proposal to enable shareholders owning 25% or more of the voting power of our capital stock for at least a year to call a special meeting of the shareholders.
Our Board recognizes that providing shareholders the ability to request special meetings is viewed by some shareholders as an important corporate governance practice. Our Board also believes that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until
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Veeva’s next annual meeting. In addition, convening a special meeting of shareholders imposes significant costs, both administrative and operational. Our Board and management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of operating Veeva’s business.
For these reasons, our Board believes that the 25% threshold and ownership requirement in Proposal Five sets an appropriate level that ensures a shareholder right in the event of a critical, time-sensitive issue, while still adequately balancing the shareholders’ pecuniary (financial) interests, the best interests of the Stakeholders, and our PBC purpose.
Special Meeting Rights Could be Abused by Special-Interest Shareholder Groups.
Our Board believes that a small minority of new shareholders should not be entitled to use the mechanism of a special meeting to advance their own special interests. Proposal Five, with a 25% threshold and a one-year holding requirement, strikes an appropriate balance between ensuring that shareholders have the right to request a special meeting on critical matters, while at the same time protecting against the misuse of the special meeting right by a group of very few shareholders with short-term interests. A failure to receive 25% support to convene a special meeting is a strong indicator that the issue brought forth is unduly narrow and not deemed a critical issue by Veeva’s shareholders generally. In addition, the one-year holding requirement ensures that only shareholders with a long-term interest in our company will be able to take the extraordinary step of calling a special meeting. The 25% threshold is therefore more appropriate than the 15% threshold in this shareholder proposal. We note also that of the three companies in our peer group described in “Our Pay—Peer Group and Competitive Data” that give shareholders the ability to call a special meeting, each has a threshold equal to or greater than 25%. In addition, as of January 2020, approximately a third of the 150 largest public companies, based on annual sales, in Silicon Valley that had adopted a shareholder special meeting right required a threshold of 25% or greater.
Veeva’s strong corporate governance practices ensure that our Board remains accountable and responsive to shareholders.
Our Board recognizes that it is accountable to Veeva’s shareholders. Our Board believes that Veeva’s governance practices, which are more fully outlined in “How We Govern and Are Governed—Overview of Our Corporate Governance Program and Recent Actions”, demonstrate and promote accountability and advance long-term value creation. Veeva’s key substantive shareholder rights and strong corporate governance practices include:
•
Active Shareholder Engagement Program: We engage with our shareholders to solicit their feedback regarding issues including corporate governance and executive compensation and have taken actions to implement shareholder feedback when warranted.

•
Majority-Independent Board: Six of our eight directors are independent under SEC and NYSE rules and have deep expertise in life sciences, technology, software, finance, and managing and overseeing high-growth companies.

•	Fully Independent Committees: All members of each standing committee of our Board are independent under SEC and NYSE rules.
•	Strong Director Succession and Refreshment Practices: Our Board is not stale. Nearly two thirds of our directors joined our Board within the last seven years.
•
Separate Chairman and CEO Positions: We currently separate the roles of Chairman and CEO. Separating the roles of CEO and Chairman allows our CEO to focus on our day-to-day business while allowing the Chairman to lead our Board in its fundamental role of providing

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independent advice to, and oversight of, management. Among other enumerated powers and authorities, our Chairman presides over separate regularly scheduled executive session meetings at which only independent directors are present.
•	Annual Elections of Board: Beginning with the 2021 Annual Meeting, all of our directors will be elected annually by our shareholders.
•	Majority Voting: We have a majority voting standard for the election of directors in uncontested elections.
•	Proxy Access: Our proxy access right allows shareholders holding 3% or more of voting rights of our common stock for three or more years to include director nominations in our proxy statement.
•	No Shareholder Rights Plan: We do not maintain a shareholder rights plan.
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.
Our Board recommends a vote AGAINST the shareholder proposal to enable shareholders who hold 15% or more of our common stock to call special meetings.
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Frequently Asked Questions and Answers
Annual Meeting
Q:	What is a proxy and why am I receiving these proxy materials?
A:
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at the virtual Annual Meeting to be held on Wednesday, June 23, 2021 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters described in this Proxy Statement. The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, and accompanying form of proxy card are being made available to you on or about May 10, 2021.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	This Proxy Statement for the Annual Meeting;
•	Our 2021 Annual Report, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021; and
•	The Notice or proxy card.
Q:	How can I get electronic access to the proxy materials?
A:
The proxy materials are available at www.proxyvote.com and on our website at ir.veeva.com. You can find directions on how to instruct us to send future proxy materials to you in the proxy materials. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to the proxy materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this Proxy Statement?
A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting and what do I need to attend?
A:
This year, the Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/VEEV2021. To attend the virtual Annual Meeting, you will need the 16-digit control number included on the Notice or your proxy card.

Q:	Why will the Annual Meeting be held virtually?
A:
In light of the continuing COVID-19 pandemic, we believe hosting a virtual Annual Meeting this year will help ensure the health and safety of our shareholders, Board, and management. Our virtual Annual Meeting is also generally designed to enable participation of and access by more of our shareholders. Shareholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would have had at an in-person meeting.

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Q:	How can I review the list of shareholders eligible to vote?
A:
Our list of shareholders as of the Record Date will be available for inspection for the 10 days prior to the Annual Meeting. If you want to inspect the shareholder list, email our Investor Relations department at ir@veeva.com to make arrangements. The list of shareholders will also be available during the virtual Annual Meeting through the meeting website for those shareholders who choose to attend.

Q:	What if I have technical difficulties trying to access the virtual Annual Meeting?
A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/VEEV2021. We encourage you to check in at 8:45 a.m. Pacific Time on June 23, 2021, the day of the Annual Meeting, to allow ample time for check-in procedures and so you may address any technical difficulties before the Annual Meeting live webcast begins.

Stock Ownership
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
Shareholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, the “shareholder of record,” and the Notice was provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote electronically at the virtual Annual Meeting.

Beneficial owners — Many Veeva shareholders hold their shares through a broker, trustee, or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee, or nominee, who is considered, with respect to those shares, the shareholder of record.
As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting.
Quorum and Voting
Q:	How many shares must be present to conduct business at the Annual Meeting?
A:
A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by our Certificate or Bylaws, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the shareholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted (“shareholder withholding”) with respect to a particular matter.

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Under the General Corporation Law of the State of Delaware, abstentions and “broker non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 138,022,066 shares of Class A common stock outstanding and 14,778,290 shares of Class B common stock outstanding.

Q:	How many votes do I have?
A:
In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares?
A:	If you are a shareholder of record, you may cast your vote in one of the following ways:
•
Electronically at the Annual Meeting —You may vote directly at the virtual Annual Meeting by navigating to www.virtualshareholdermeeting.com/VEEV2021 and entering in your 16-digit control number. Even if you plan to attend the virtual Annual Meeting, we recommend that you follow the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

•	Via the Internet Before the Annual Meeting — You may vote by proxy by going to www.proxyvote.com until 11:59 p.m. Eastern Time on Tuesday, June 22, 2021.
•	By Telephone Before the Annual Meeting — You may vote by proxy by telephone until 11:59 p.m. Eastern Time on Tuesday, June 22, 2021 by calling 1-800-690-6903.
•	By Mail Before the Annual Meeting — If you receive a proxy card, you may vote by filling out the proxy card and mailing it in the envelope provided.
If you are a beneficial owner holding shares through a bank, broker, or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.
Q:	What proposals will be voted on at the Annual Meeting?
A:	At the Annual Meeting, shareholders will be asked to vote:
(1)	To elect the directors listed in Proposal One to serve as directors until the annual meeting to be held in 2022 or until their successors are duly elected and qualified;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022;
(3)	To hold an advisory (non-binding) vote to approve named executive officer compensation;
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(4)	To hold an advisory (non-binding) vote on the frequency of future shareholder advisory votes to approve named executive officer compensation;
(5)
To amend and restate our Restated Certificate of Incorporation to permit shareholders to call special meetings as specified in our amended and restated Bylaws, which would allow shareholders holding 25% or more of the voting power of our capital stock for at least one year to call special meetings;

(6)	To consider and vote upon a shareholder proposal, if properly presented, to enable shareholders holding 15% or more of our common stock to call special meetings; and
(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal One — The election of directors requires a majority of the votes duly cast. If the votes cast “FOR” a director nominee exceed the votes cast “AGAINST,” the nominee will be elected as a director of Veeva to serve until the next annual meeting or until his or her successor has been duly elected and qualified. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal Two — The affirmative vote of a majority in voting power of votes cast affirmatively or negatively is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal Three — The vote to approve named executive officer compensation is an advisory vote and, therefore, is not binding on us. The approval, on an advisory basis, required for named executive officer compensation is the affirmative vote of a majority of the voting power of votes cast, either present virtually or by proxy at the Annual Meeting and voting for or against such proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal Four — The vote to approve the frequency of future shareholder advisory votes to approve named executive officer compensation is an advisory vote and, therefore, is not binding on us. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on this proposal. The approval, on an advisory basis, required for the frequency of future shareholder advisory votes to approve named executive officer compensation is a plurality of the voting power of votes cast, either present virtually or by proxy at the Annual Meeting. The frequency—one year, two years or three years—receiving the highest number of votes will be treated as the frequency of holding future advisory votes on the executive compensation recommended by the shareholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Proposal Five — The vote to amend and restate our Restated Certificate of Incorporation to permit shareholders to call special meetings as specified in our amended and restated Bylaws, which would allow shareholders holding 25% or more of the voting power of our capital stock for at least one year to call special meetings requires the affirmative vote of (i) 66 2/3% of the voting power of our capital stock as of the Record Date entitled to vote on such amendment and (ii) a majority of the then outstanding shares of Class B Common Stock, voting as a separate class. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have the same effect as votes “against” the proposal.
Proposal Six — The vote to consider and vote upon a shareholder proposal, if properly presented, to enable shareholders holding 15% or more of our common stock to call special meetings requires the
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affirmative vote of a majority of the voting power of votes cast at the meeting in person or by proxy and voting for or against the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Q:	How does the Board recommend that I vote?
A:	Our Board unanimously recommends that you vote your shares:
•	“FOR” each nominee for election as director listed in Proposal One;
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022;
•	“FOR” the approval (on an advisory basis) of our named executive officer compensation;
•	“THREE YEARS” (on an advisory basis) as the frequency of holding future advisory votes on named executive officer compensation;
•
“FOR” the adoption and approval of the amendments to our Restated Certificate of Incorporation to permit shareholders to call special meetings as specified in our amended and restated Bylaws, which would allow shareholders holding 25% or more of the voting rights of our common stock for at least one year to call special meetings; and

•	“AGAINST” the shareholder proposal, if properly presented.
Q:	What happens if I do not give specific voting instructions?
A:	Shareholder of record — If you are a shareholder of record and you:
•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board or
•
Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:
Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors, the advisory proposals on executive compensation and frequency of advisory votes on executive compensation, the proposal to amend and restate our Restated Certificate of Incorporation, and the shareholder proposal.

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Please note that brokers may not vote your shares on non-routine matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?
A:	Subject to any rules your broker, trustee, or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a shareholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy). A shareholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee, or other nominee or (2) by attending the Annual Meeting and voting electronically (although attendance at the Annual Meeting will not by itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.
Q:	How are proxies solicited and who will bear the cost of soliciting votes for the Annual Meeting?
A:
The Board is soliciting proxies for use at the Annual Meeting. We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers, and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

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Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative from Broadridge Financial Solutions, Inc.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
Information About the Proxy Materials
Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
A:
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our 2021 Annual Report, primarily via the Internet. Beginning on or about May 10, 2021, we mailed to our shareholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting, and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and 2021 Annual Report. Shareholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are shareholders but we only received one Notice or full set of proxy materials in the mail?
A:
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, shareholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?
A:	Our principal executive offices are located at 4280 Hacienda Drive, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.
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ADDITIONAL INFORMATION
Shareholder Proposals for Our 2022 Annual Meeting
You may submit proposals, including director nominations, for consideration at future shareholder meetings.
Requirements for shareholder proposals to be considered for inclusion in our proxy materials — Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2022 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than January 10, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
Requirements for shareholder proposals to be brought before an annual meeting — In addition, our Bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made by our Board or any committee thereof or any shareholder, who is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the proposal and concerning the shareholder proposing such proposal.
Our Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board, (2) otherwise properly brought before the meeting by or at the direction of our Board (or any committee thereto), or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of shareholders. As a result, the Notice Deadline for the 2022 annual meeting of shareholders is between February 23, 2022 and March 25, 2022.
If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
Recommendation of director candidates — You may recommend candidates to our Board for consideration by our Nominating and Governance Committee by following the procedures set forth in “How We Are Selected—Shareholder Recommendations for Nominations to the Board.”
Proxy access — In addition to the procedures above, we have adopted “proxy access,” whereby a shareholder (or a group of up to 20 shareholders) who has held at least 3% of the voting power of our capital stock for three years or more may nominate candidates for up to 20% of the available director seats and have those nominees included in our proxy materials, provided that the shareholder and nominees satisfy the requirements specified in our Bylaws. Any shareholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our proxy statement for the 2022 annual meeting of shareholders must satisfy the requirements specified in our Bylaws and must provide notice to our Corporate Secretary, which must be received no earlier than February 23, 2022 and no later than March 25, 2022. The notice of proxy access must include information specified in our Bylaws, including information concerning the nominee and information about the shareholder’s ownership of and agreements related to our stock.
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Information Requests
Any written requests for additional information, a copy of our Bylaws, copies of the proxy materials and 2021 Annual Report, notices of shareholder proposals, recommendations for candidates to our Board, communications to our Board or any other communications should be sent to 4280 Hacienda Drive, Pleasanton, California 94588, Attention: Corporate Secretary.
Website
Our website address is included in this Proxy Statement for reference only and is not incorporated by reference into this Proxy Statement.
Other Matters
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named on the proxy card will have discretion to vote the shares they represent in accordance with their best judgment.
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Appendix A
PROPOSED NEW CERTIFICATE
The following is the proposed New Certificate as described in Proposal Five, marked to show changes from the current Certificate (bold and underline show additions; bold and strikeout show deletions).
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VEEVA SYSTEMS INC.
(A PUBLIC BENEFIT CORPORATION)
Veeva Systems Inc., a public benefit corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1. The corporation was originally incorporated under the name of Rags2Riches, Inc., and the original ~~Certificate of Incorporation~~ certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 12, 2007.
2. This Amended and Restated Certificate of Incorporation ~~only~~ was duly adopted in accordance with Sections 242 and 245 of the DGCL, and restates ~~and~~, integrates~~, but does not~~ and further ~~amend,~~ amends the provisions of the corporation’s certificate of incorporation ~~as heretofore amended or supplemented, and there is no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation (except as permitted by Section 245(c) of the General Corporation Law of the State of Delaware)~~.
~~3. This Restated Certificate of Incorporation has been duly adopted by the board of directors of the corporation without a vote of the stockholders in accordance with Section 245 of the General Corporation Law of the State of Delaware.~~
~~4.~~ 3. The certificate of incorporation of the corporation is hereby amended and restated in its entirety to read as follows:
FIRST: The name of the corporation is Veeva Systems Inc. (hereinafter called the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
The Corporation shall be a public benefit corporation, as contemplated by subchapter XV of the DGCL, and is to be managed in a manner that balances our stockholders’ pecuniary (financial) interests, the best interests of those materially affected by the corporation’s conduct (including customers, employees, partners, and the communities in which we operate), and the public benefits identified in this certificate of incorporation. We believe this corporate structure reflects our guiding principle, “do the right thing.”
The specific public benefits to be promoted by the Corporation are to provide products and services that are intended to help make the industries we serve more productive, and to create high-quality employment opportunities in the communities in which we operate.
FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 1,000,000,000 shares, consisting of (i) 800,000,000 shares of Class A Common Stock, par value $0.00001 per share (“Class A Common Stock”), (ii) 190,000,000 shares of Class B Common Stock,
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par value $0.00001 per share (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”), and (iii) 10,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.
A. Class A Common Stock and Class B Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock are as follows:
1. Equal Status; Ranking. Except as otherwise provided in this Amended and Restated Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock and Class B Common Stock will have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.
2.  Voting.
(a) Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock will (i) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation, (ii) be entitled to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”), and (iii) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock will have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock will have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.
(b) Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.
3. Dividends. Subject to the rights of the holders of Preferred Stock, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time, out of assets or funds of the Corporation legally
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available therefor. The holders of shares of Class A Common Stock and Class B Common Stock will be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock will receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock will receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
4. Subdivisions or Combinations. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and the holders of the outstanding Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
5. Liquidation. Subject to the rights of the holders of Preferred Stock, holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A Common Stock and the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A.5, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.
6. Redemption. Neither the Class A Common Stock nor the Class B Common Stock is redeemable.
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Appendix A
7. Change in Control Vote. The Corporation will not consummate a Change in Control Transaction (as defined below) without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws. For the purposes of this Section 7, a “Change in Control Transaction” means the occurrence of any of the following events:
(a) the sale, lease, exchange, encumbrance or other disposition (other than licenses in the ordinary course of business, and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole; or
(b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation that would result in the Class B Common Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation.
8. Voluntary and Automatic Conversion of Class B Common Stock.
(a) Voluntary Conversion of Shares of Class B Common Stock. Each share of Class B Common Stock will be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock will be entitled to voluntarily convert any shares of such Class B Common Stock, such holder will surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and will give written notice to the Corporation at its principal corporate office, of the election to convert the same and will state therein the name or names (i) in which the certificate or certificates for shares of Class A Common Stock are to be issued if such shares are certificated, or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder will be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 8(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 8(a) will be retired by the Corporation and will not be available for reissuance.
(b) Automatic Conversion of Shares of Class B Common Stock. Shares of Class B Common Stock will be automatically, without further action by the holder thereof, converted into an equal number of fully paid and nonassessable shares of Class A Common Stock, upon the occurrence of any of the following events:
(i) any Transfer of such shares of Class B Common Stock, except for a Permitted Transfer;
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(ii) the date that any Permitted Transferee of such shares ceases to meet the qualifications to be a Permitted Transferee of the holder of Class B Common Stock who effected the Transfer of such shares to such Permitted Transferee; and
(iii) the death or Incapacity of a holder of such shares who is a natural person, or the death or Incapacity of the transferor of such shares who is a natural person from whom a Permitted Transferee acquired such shares of Class B Common Stock.
Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form. Shares of Class B Common Stock that are converted pursuant to this Section 8(b) will be retired by the Corporation and will not be available for reissuance.
(c) Conversion of All Outstanding Class B Common Stock. Each share of Class B Common Stock then outstanding will be automatically, without further action by the holder thereof, converted into one (1) fully paid and non-assessable share of Class A Common Stock, upon the earliest to occur of:
(i) the date specified by the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class; or
(ii) October 15, 2023.
Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.
Following such conversion, the reissuance of shares of Class B Common Stock will be prohibited, and such shares of Class B Common Stock will be retired by the Corporation and cancelled in accordance with the DGCL and the filing with the Delaware Secretary of State required thereby. Upon such retirement and filing, all references herein to Class A Common Stock will be deemed to be references to Common Stock. Each outstanding stock certificate that, immediately prior to such retirement and filing, represented one or more shares of Class A Common Stock will, following such retirement and filing, be deemed to represent an equal number of shares Common Stock, without the need for surrender or exchange thereof.
(d) The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock pursuant to the terms of this
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Appendix A
Certificate of Incorporation, as the Corporation may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, will be automatically converted into shares of Class A Common Stock as of the date of the transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation will be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.
9. Definitions. For purposes of this Article FOURTH of the Certificate of Incorporation,
(a) “Incapacity” means, for a holder of Class B Common Stock, incapacity such that such holder is incapable of managing his financial affairs under the criteria set forth in California Probate Code Section 810 et seq. that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute regarding whether a holder of Class B Common Stock has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.
(b) “Permitted Transfer” means any Transfer of a share of Class B Common Stock:
(i) by a Qualified Stockholder to a Permitted Transferee of such Qualified Stockholder; or
(ii) by a Permitted Transferee of a Qualified Stockholder, to such Qualified Stockholder or any other Permitted Transferee of such Qualified Stockholder.
(c) “Permitted Transferee” means: Any trust, corporation, limited liability company, partnership, foundation or similar entity established by a holder of Class B Common Stock; provided that the holder of Class B Common Stock has sole dispositive power and exclusive right to vote all of the shares of Class B Common Stock held by such entity and the Transfer to the transferee does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to the holder of Class B Common Stock.
(d) “Qualified Stockholder” means (i) the initial registered holder of any share of Class B Common Stock that are originally issued by the Corporation (including, without limitation, upon conversion of the Preferred Stock or upon exercise of options or warrants) and (ii) a Permitted Transferee.
(e) “Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer by bequest, devise or descent, conveyance (including a conveyance in trust) or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A Transfer includes, without limitation, a transfer of a share of Class B Common Stock to a broker
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Appendix A
or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) and the transfer of, or entering into an agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following will not be considered a Transfer:
(i) the grant of a revocable proxy to officers or directors of the Corporation at the request of the Board, in connection with actions to be taken at an annual or special meeting of stockholders;
(ii) the issuance by the Corporation of any shares of Class B Common Stock pursuant to the exercise of options, warrants, securities or rights that are exercisable or exchangeable for, or convertible into, Class B Common Stock;
(iii) an encumbrance, hypothecation or pledge of shares of Class B Common Stock by a holder of Class B Common Stock in connection with a bona fide loan or indebtedness transaction prior to an event of default or other event that gives any other person the right to vote or control the disposition of the shares subject to such encumbrance, hypothecation or pledge; provided, however, that a foreclosure on such shares or other similar action by the encumbrance or hypothecation holder or pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer; or
(iv) any acquisition or disposition (including by judicial determination) of a community property interest in any shares of Class B Common Stock that does not result in a disposition by a holder of Class B Common Stock of either his or her economic interest in such shares of Class B Common Stock or an acquisition of exclusive Voting Control by another person (including the spouse or former-spouse of such holder) of such shares of Class B Common Stock.
(f) “Voting Control” with respect to a share of Class B Common Stock means the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.
10. Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
11. Protective Provisions. So long as any shares of Class B Common Stock remain outstanding:
(a) The Corporation will not, whether by merger, consolidation, reclassification of capital stock or otherwise, amend, alter, change, repeal or waive Section A of this Article FOURTH (or adopt any provision inconsistent therewith), without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.
(b) The Corporation will not, without first obtaining the approval of the holders of a majority of the then outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws, authorize or issue, or obligate itself to issue, any Preferred Stock (including any other security convertible into or exercisable for any such Preferred Stock).
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Appendix A
B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to Section A.11(b), the Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section A.11(b), the authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(a) the designation of the series, which may be by distinguishing number, letter or title;
(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(c) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d) the dates on which dividends, if any, shall be payable;
(e) the redemption rights and price or prices, if any, for shares of the series;
(f) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;
(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h) whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i) restrictions on the issuance of shares of the same series or any other class or series;
(j) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and
(k) any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.
Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
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FIFTH: This Article FIFTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.
A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.
B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
C. [RESERVED]
D. Terms of Office. Each director shall serve for a term ending on the date of the next annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.
E.  Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
F.  Removal. Any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.
G.  Committees. Pursuant to the Bylaws, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.
H. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
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Appendix A
EIGHTH: The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
NINTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.
TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Whole Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Chairman of the Board or the Chief Executive Officer of the Corporation~~, and~~ at the written request of one or more stockholders of record who have delivered such request in accordance with and subject to the procedures and conditions and any other provisions set forth in the Bylaws (as amended from time to time). Special meetings of stockholders may not be called by ~~another~~ any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law or any affirmative vote of the holders of Class B Common Stock required by Section A.11 of Article FOURTH, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation; provided, however, that the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, any of Article FIFTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH, Article TWELFTH, Article THIRTEENTH, and this sentence of this Certificate of Incorporation, or in each case, the definition of any capitalized terms used therein or any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change,
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Appendix A
repeal or adoption of any other provision of this Certificate of Incorporation). Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.
THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.
*  *  *
~~This Restated Certificate of Incorporation shall be effective as of 12:02 p.m. Eastern Time on February 1, 2021.~~
[Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ~~1st day of February~~ [  ], 2021.
By:
Name:	Josh Faddis
Title:	Corporate Secretary
Veeva Systems Inc. | 2021 Proxy Statement A-11

Appendix B
PROPOSED SECTION 1.3 OF THE NEW BYLAWS
The following is proposed Section 1.3 of the New Bylaws as described in Proposal Five, marked to show changes from the current Bylaws (bold and underline show additions; bold and strikeout show deletions).
1.3 Special Meetings.
(a) General. Special meetings of stockholders for any purpose or purposes may be called at any time by (i) a resolution adopted by the majority of the Whole Board, (ii) the Chairman of the Board, (iii) the Chief Executive Officer, or (iv) the Chairman of the Board or the Chief Executive Officer~~, and may not be called by any other person or persons~~ at the written request of one or more stockholders of record who have (or who are acting on behalf of beneficial owners who have) an aggregate net long position (as determined below) representing not less than 25 percent of the voting power of the outstanding shares of capital stock of the Corporation as of the Ownership Record Date (as defined below), it being understood that each such stockholder of record (or beneficial owner directing such stockholder of record) must have held such individual’s net long position included in such aggregate amount continuously for the one-year period ending on the Ownership Record Date and must continue to hold such net long position through the date of the conclusion of the special meeting (such aggregate net long position held for the requisite period, the “Required Percentage”). For purposes of this Section 1.3 and for determining the Required Percentage, net long position shall be determined in accordance with Rule 14e-4 under the Exchange Act (defined below) with respect to each stockholder requesting a special meeting and each beneficial owner who is directing a stockholder to act on such owner’s behalf (each stockholder and beneficial owner, a “party”), provided that (A) for purposes of such definition, in determining such party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the Ownership Record Date (as defined below), and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s Class A Common Stock on the New York Stock Exchange (or such other securities exchange designated by the Board if the Class A Common Stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (B) the net long position of such party (and the voting power attributable thereto) shall be reduced by the number of shares of the Corporation’s capital stock (and the voting power represented thereby) as to which the Board determines that such party does not, or will not, have the right to vote or direct the voting of at the special meeting or as to which the Board determines that such party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. The Board acting pursuant to a resolution adopted by the majority of the Whole Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
(b) Written Requests to Call a Special Meeting.
(i)  General. Each written request to call a special meeting shall be delivered to the Secretary and shall include the following: (1) the signature of the stockholder of record submitting such request and the date that such request was signed; (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these Bylaws); and (3) as to the
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Appendix B
beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”): (A) the name and address of each Disclosing Party; (B) all of the information required to be disclosed pursuant to clause (B) of the second paragraph of Section 1.11(b) (which information shall be supplemented by each Disclosing Party not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”) to disclose the foregoing information as of the Meeting Record Date and as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof, which shall be received by the Secretary not later than the fifth (5th) day before the special meeting); (C) with respect to each business proposal to be submitted for stockholder approval at the special meeting, a representation as to whether any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and (D) any additional information necessary to verify the net long position of such Disclosing Party (including such information for the one-year period prior to the Ownership Record Date). Each time that a Disclosing Party’s net long position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased “net long position,” together with all information necessary to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the special meeting, whichever is earlier.
(ii)  Beneficial Owners. A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, then the stockholder of record may deliver a written request to call a special meeting solely with respect to the capital stock of the Corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.
(iii)  Ownership Record Date. Any stockholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) shall, by written notice to the Secretary, demand that the Board fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”). A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting as of the date of the demand for the record date, as set forth in this Section 1.3(b). The Board may fix the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date. The Ownership Record Date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the Board. If an Ownership Record Date is not fixed by the Board, then the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.
(iv)  Invalid Requests. The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting: (A) that does not comply with the preceding
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provisions of this Section 1.3; (B) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) that is received by the Secretary (1) later than the sixtieth (60th) day after the earliest date that a written request to call a special meeting was received by the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and (2) before the one-year anniversary of such earliest date; (D) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such written request to call a special meeting; or (E) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such written request to call a special meeting.
(v)  Revocations.
(A) A record stockholder may revoke a request to call a special meeting at any time before the special meeting by sending written notice of such revocation to the Secretary.
(B) All written requests for a special meeting shall be deemed revoked: (1) upon the first date that, after giving effect to revocation(s) and notices of net long position decreases (pursuant to Section 1.3(b)(v)(A) and the final sentence of Section 1.3(b)(i), respectively), the aggregate net long position of all of the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases such that the voting power of the Corporation’s capital stock attributable (pursuant to this Section 1.3) to such Disclosing Parties is less than the Required Percentage; (2) if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or (3) if any Disclosing Party does not timely provide the supplemental information required by Section 1.3(b)(i).
(C) If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, then the Board shall have the discretion to determine whether or not to proceed with the special meeting.
Veeva Systems Inc. | 2021 Proxy Statement B-3

VEEVA SYSTEMS INC.
4280 HACIENDA DR.
PLEASANTON, CA 94588

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, June 22, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/VEEV2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, June 22, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52802-P52053 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VEEVA SYSTEMS INC.

The Board of Directors recommends you vote "FOR" each of the nominees for director; "FOR" Proposals 2,3,5; "THREE YEARS" for Proposal 4; and "AGAINST" Proposal 6.

Nominees:	**For**	**Against**	**Abstain**
1a. Mark Carges	☐	☐	☐
1b. Paul E. Chamberlain	☐	☐	☐
1c. Ronald E.F. Codd	☐	☐	☐
1d. Peter P. Gassner	☐	☐	☐
1e. Mary Lynne Hedley	☐	☐	☐
1f. Gordon Ritter	☐	☐	☐
1g. Paul Sekhri	☐	☐	☐
1h. Matthew J. Wallach	☐	☐	☐
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D52803-P52053

VEEVA SYSTEMS INC.
Annual Meeting of Shareholders
June 23, 2021 9:00 AM Pacific Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Peter P. Gassner and Brent Bowman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Shareholders of Veeva Systems Inc., to be held on Wednesday, June 23, 2021 at 9:00 AM Pacific Time, via live webcast at www.virtualshareholdermeeting.com/VEEV2021, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side